================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BankAmerica Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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Notes:

LOGO

David A. Coulter
Chairman and Chief Executive Officer

                                                                 March 24, 1997

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of BankAmerica Corporation (BAC) to be held at 2:00 p.m. (Pacific Time) on Thursday, May 22, 1997, at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California.

  At this year's meeting, you are being asked to (1) elect directors, (2) ratify the appointment of independent auditors, (3) approve an amendment to BAC's Certificate of Incorporation to increase the number of authorized shares of common stock and to effect a two-for-one stock split of BAC common stock,
(4) approve the BAC Performance Equity Program, and (5) act on two shareholder proposals. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describes these items. I urge you to read this information carefully.

  Your Board of Directors unanimously believes that the four items proposed by the board are in the best interests of BAC and its shareholders, and accordingly recommends a vote FOR Item Nos. 1, 2, 3 and 4 on the enclosed proxy card.

  In addition to the formal business to be transacted, management will present a report on BAC's operations and plans and will respond to comments and questions of general interest to shareholders.

  I hope you will find it convenient to be present at the meeting. However, it is important that your shares be represented and voted whether or not you plan to be present. Therefore, please promptly vote and deliver your proxy.

  Thank you.

                                       Sincerely,

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

To the Holders of Common Stock
 of BankAmerica Corporation:

  The Annual Meeting of Shareholders of BankAmerica Corporation (BAC) will be held at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California, 2:00 p.m. (Pacific Time) on Thursday, May 22, 1997, for the following purposes:

  1. To elect 14 directors to serve until the 1998 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors;

  3. To approve an amendment to BAC's Certificate of Incorporation to increase the number of authorized shares of common stock and to effect a two-for-one stock split of BAC common stock;

  4. To approve the BAC Performance Equity Program;

  5. To act on a shareholder proposal concerning cumulative voting;

  6. To act on a shareholder proposal concerning directors' compensation; and

  7. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 24, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders of record will be available at the meeting and for ten days prior to the meeting at Bank of America National Trust and Savings Association, Legal Department, 555 South Flower Street, 8th Floor, Los Angeles, California. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed with and on the date of this notice.

                                       By Order of the Board of Directors

                                       /s/ Cheryl Sorokin
                                       --------------------------------------
                                       Cheryl Sorokin
                                       Executive Vice President and Secretary

March 24, 1997

                            YOUR VOTE IS IMPORTANT!

 PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. ALTERNATIVELY, IF YOU ARE A SHAREHOLDER OF RECORD, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE PROXY CARD TO AUTHORIZE THE PROXYHOLDERS TO VOTE YOUR SHARES. USING THE TELEPHONE TO GRANT A PROXY WILL REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. TELEPHONE PROCEDURES FOR GRANTING PROXIES ARE NOT AVAILABLE TO SHAREHOLDERS WHO OWN SHARES IN "STREET NAME" THROUGH A BROKER.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Corporate Governance......................................................   1
  .  Board of Directors and Board Committees..............................   1
  .  Nominating Procedures for BAC's Board................................   3
  .  Director Remuneration, Stock Ownership Guidelines, Retirement and
     Director Attendance..................................................   4
Executive Compensation, Benefits and Related Matters......................   6
  .  Report of the Executive Personnel and Compensation Committee.........   6
  .  Shareholder Return Performance Graph.................................  13
  .  Summary Compensation Table...........................................  14
  .  Option/SAR Grants in Last Fiscal Year................................  15
  .  Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal
       Year-End Options/SAR Values........................................  16
  .  Pension Plans........................................................  16
  .  Termination of Employment Arrangements...............................  17
  .  Change in Control Arrangements.......................................  17
  .  Contracts with Directors and Executive Officers......................  19
  .  Banking and Other Transactions.......................................  19
  .  Compensation Committee Interlocks and Insider Participation..........  19
  .  Certain Business Relationships and Legal Proceedings.................  19
Ownership of BAC Stock....................................................  21
  .  Security Ownership of Certain Beneficial Owners......................  21
  .  Section 16(a) Beneficial Ownership Reporting Compliance..............  22
Matters to Be Considered at the Meeting...................................  23
  .  Board Proposals:
     Item No. 1: Election of Directors....................................  23
     Item No. 2: Ratification of Appointment of Ernst & Young LLP as
                 Independent Auditors.....................................  28
     Item No. 3: Approve an Amendment to BankAmerica Corporation
                 Certificate of Incorporation to Increase the Number of
                 Authorized Shares of Common Stock and to Effect a Two-
                 For-One Stock Split of BAC Common Stock .................  28
     Item No. 4: Approve the BankAmerica Corporation Performance Equity
                 Program..................................................  31
  .  Shareholder Proposals:
     Item No. 5: Shareholder Proposal Concerning Cumulative Voting........  38
     Item No. 6: Shareholder Proposal Concerning Directors' Compensation..  40
Proxies and Voting at the Meeting.........................................  41
Other Matters.............................................................  43
  .  Other Business for Meeting...........................................  43
  .  Proxy Solicitation...................................................  44
  .  Annual Report on Form 10-K and Annual Report to Shareholders.........  44
  .  Submission of Shareholder Proposals for 1998 Meeting.................  44
  .  Your Vote Is Important...............................................  44

                                                          __________________
                                                         |                  |
                                                         |  MAILING DATE:   |
                                                         |  MARCH 24, 1997  |
                                                         |__________________|

                             CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

The BAC board oversees the management of the business of BAC and its subsidiaries and determines overall corporate policies; the board is also responsible for the declaration of dividends and appoints the chief executive officer and other BAC officers. The board held ten meetings in 1996, all of which were held jointly with the board of Bank of America National Trust and Savings Association (Bank), BAC's principal subsidiary. The board has adopted a set of corporate governance principles which state the board's view on the role of the board, board structure, committee meetings and other corporate governance issues. You can find highlights of some of the major points from the principles on page 89 of the 1996 Annual Report to Shareholders. If you would like the complete text of the principles, please write the Corporate Secretary at the following address:

                          BankAmerica Corporation
                          Corporate Secretary's Office #13018
                          Bank of America Center
                          555 California Street
                          San Francisco, CA 94104

Board Committees

The standing committees of the BAC Board of Directors are the Auditing and Examining, Executive, Executive Personnel and Compensation, Nominating, and Public Policy committees. Members of these committees on the record date are listed below. No BAC officer or former officer was a member of these committees except for the Executive Committee. Richard Rosenberg served as a member of the committee during his tenure as Chief Executive Officer and was appointed chairman of the Executive Committee in May, 1995. On January 8, 1996 David Coulter, who succeeded Richard Rosenberg as Chief Executive Officer of BAC on January 1, 1996, was appointed a member of the Executive Committee.

     Auditing and                                            Executive Personnel
     Examining(/1/)             Executive                    and Compensation

     Donald Guinn, Chair        Richard Rosenberg, Chair     Timm Crull, Chair
     Andrew Brimmer             Joseph Alibrandi             Joseph Alibrandi
     Richard Clarke             Peter Bedford                Jill Barad
     Ignacio Lozano, Jr.        David Coulter                Kathleen Feldstein
     Walter Massey              Timm Crull                   Frank Hope, Jr.
     Solomon Trujillo           Kathleen Feldstein           A. Michael Spence
                                Michael Spence

     Nominating                 Public Policy

     Joseph Alibrandi, Chair    Peter Bedford, Chair
     Peter Bedford              Jill Barad
     Frank Hope, Jr.            Frank Hope, Jr.
     John Richman               John Richman

--------
(1) Glenhall Taylor, Jr., a former BAC officer, serves as a consultant to the committee.

The functions of each standing committee and the number of meetings held by each in 1996 follow.

Auditing and Examining Committee                             9 meetings in 1996

  . Monitors areas of significant risk, including credit risk, market risk, liquidity risk, cross border risk, operational risk, and compliance;

  . Monitors the adequacy of BAC's internal controls through reviewing reports of regulatory examinations of BAC and its subsidiaries, management letters, and other assessments of the adequacy of internal controls from the independent auditors and internal auditors, together with any proposed responses by management;

  . Reviews BAC's principal financial reports and significant accounting policy and reporting issues;

  . Annually reviews and approves the scope of the auditing and credit examination functions of BAC and monitors their performance;

  . Recommends to the board the firm to be employed by BAC as its independent auditors and monitors the firm's performance and independence;

  . Reviews reports related to the fiduciary activities of BAC's subsidiaries and makes recommendations to the board with respect to fiduciary activities of the subsidiaries based on those audit and examination reviews; and

  . Assists the board in meeting its fiduciary responsibilities with respect to certain employee benefit plans of BAC.

Executive Committee                                          5 meetings in 1996

  . Between meetings of the board, exercises all powers and authority of the board to manage BAC's business and affairs, except the appointment or removal of the chairman of the board or the president, dividend declarations, and certain other basic board duties specifically reserved to the full board in the By-laws.

Executive Personnel and Compensation Committee               5 meetings in 1996

  . Approves the compensation of BAC's executive officers, including salary and perquisites;

  . Administers BAC's short-term and long-term incentive plans and deferred compensation programs established for executive officers of BAC and its subsidiaries; and

  . Advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries.

Nominating Committee                                         5 meetings in 1996

  . Recommends candidates to fill vacancies on the board and a slate of directors for election at the Annual Meeting;

  . Evaluates the size and composition of the board, and recommends to the board criteria for selection of directors; and

  . Periodically reviews and makes recommendations to the board with respect to BAC's overall compensation program for directors.

Public Policy Committee                                      4 meetings in 1996

  . Identifies and monitors broad political, social and environmental trends that could affect BAC's or its subsidiaries' performance and the related interests of employees, shareholders and customers, and the general public;

  . Advises the board and management on long-range plans and programs for adjusting operations to those trends and issues;

  .  Provides Community Reinvestment Act (CRA) oversight;

  . Recommends to the board and management, as appropriate, action on specific public policy issues; and

  . Advises the board and management as to its evaluation of related policies, practices and procedures.

Actions taken by committees are reported to the board, usually at the board's next meeting.

NOMINATING PROCEDURES FOR BAC'S BOARD

You may submit recommendations for new directors to the BAC Nominating Committee through the Corporate Secretary. Recommendations should include detailed biographical information and the nominee's consent to serve. The Corporate Secretary will submit the recommendation to the Nominating Committee. The Nominating Committee reviews candidates to fill vacancies and recommends the slate for the next Annual Meeting to the Board of Directors. A candidate should show evidence of leadership in the candidate's field, have broad experience and the ability to exercise sound business judgment, and be willing to attend board and committee meetings. In selecting directors the board generally seeks a combination of active or former chief executive officers of major complex businesses, leading academics and entrepreneurs, including women and ethnic minority individuals.

Shareholders of record of BAC common stock wishing to nominate directors from the floor of the 1997 Annual Meeting must do so in accordance with BAC's By-laws. The By-laws provide that only a shareholder of record is entitled to nominate a director from the floor of the meeting and the shareholder must give BAC's Corporate Secretary 30 to 60 days' prior notice of the nomination to be made at the Annual Meeting. To be considered at BAC's 1997 meeting, the earliest date for receipt of notice was March 23, 1997 and the last day for receipt of notice is April 22, 1997. The address for mailing is listed on page
1. The notice must include the following information: (1) with respect to each person the shareholder wishes to nominate, all information relating to the person required to be disclosed in solicitations of proxies for election pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (Securities Exchange Act); (2) the name and address of the shareholder making the nomination, as they appear in BAC's stock records; and (3) the class and number of shares of BAC stock the shareholder owns. If you wish to make a nomination for a director for the BAC 1997 Annual Meeting, please obtain a copy of BAC's By-laws from the Corporate Secretary and familiarize yourself with the director nomination requirements.

In 1997 BAC amended its By-law provisions for director nominations made from the floor of the Annual Meeting. Shareholders of record of BAC common stock wishing to nominate directors from the floor of the 1998 Annual Meeting and future shareholder meetings must do so in accordance with BAC's amended By-laws. The Amended By-laws provide that only a shareholder of record is entitled to nominate a director and the shareholder must give BAC's Corporate Secretary 90 to 120 days' prior notice of the nomination to be made at a shareholder meeting. The address for mailing is listed on page 1. The notice must include the following information: (1) with respect to each person the shareholder proposes to nominate (a) the name, age, business address and residence address of the person, (b) the principal occupation of the person,
(c) the class and number of shares of BAC stock which are owned directly or beneficially by the person, (d) a statement as to the person's citizenship, and (e) such person's written consent to serve as a director if elected; (2) as to the shareholder giving the notice (a) the name and address, as they appear on BAC's books, of such shareholder and (b) the class and number of shares of BAC's stock which are owned by such shareholder; and (3) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. If you wish to make a nomination for a director for the BAC 1998 Annual Meeting and future shareholder meetings, please obtain a copy of BAC's Amended By-laws from the Corporate Secretary and familiarize yourself with the director nomination requirements.

DIRECTOR REMUNERATION, STOCK OWNERSHIP GUIDELINES, RETIREMENT AND DIRECTOR ATTENDANCE

Director Remuneration

BAC compensates directors who are officers of BAC as officers, and does not pay these officers additional compensation for their service as BAC directors. BAC compensates non-officer directors for their service in the form of an annual retainer and meeting fees, and until April 1, 1996, made payments to non-officer directors following retirement under the BAC Retirement Plan for Non-officer Directors (Retirement Plan). Effective March 31, 1996 the Board terminated the Retirement Plan. (See "Retirement"--"Retirement Plan for Non-officer Directors and Elimination of Retirement Plan" later.) The board expects non-officer and officer directors to meet board-established guidelines for BAC stock ownership. (See "Stock Ownership Guidelines" later.) BAC pays honorary directors the same annual retainer and meeting fees in the amounts specified later for non-officer directors.

Retainer

BAC pays non-officer BAC and Bank directors a $40,000 annual combined retainer for service on the BAC and Bank boards. The Board requires that fifty percent of this retainer be deferred into restricted stock equivalent units under the BAC Deferred Compensation Plan for Directors. This deferred amount is converted into restricted stock equivalent units on the basis of the fair market value of BAC common stock at the time payment is deferred. The value of these restricted stock equivalent units fluctuates with changes in the market price of BAC common stock, thereby tying this portion of directors' compensation to changes in BAC's common stock price. The Deferred Compensation Plan for Directors provides for dividend equivalent credits to be added to the restricted stock equivalent units as dividends are paid on BAC common stock. Directors may also elect to defer more than 50% of the retainer into restricted stock equivalent units or to defer up to 50% of the retainer into an interest bearing account. All deferred amounts are paid in cash following termination of service as a director or, at the director's option, upon retirement from the director's principal occupation if later than termination of board service. Directors may elect to be paid amounts due under the Deferred Compensation Plan for Directors in a lump sum or in a series of payments in each case commencing January 1 of the year immediately following either (1) the year a director retires from the board, or (2) the later of the year a director retires from the board or retires from his or her principal occupation.

BAC pays committee chairs an additional annual combined retainer for their service as BAC and Bank board committee chairs. The retainer for the Chair of the BAC and Bank Auditing and Examining Committees is $15,000 and the retainer for each of the other committee Chairs is $3,000. BAC pays members of the Auditing and Examining Committees other than the Chair an additional combined retainer of $7,500 for their service on these committees.

Meeting Fees

BAC pays non-officer directors $1,200 for each day they attend a BAC or Bank board meeting, or for each day they attend a joint meeting of the BAC and Bank boards. BAC pays non-officer committee members $1,200 for each committee or joint committee meeting attended. Non-officer directors may also be paid the equivalent of a board meeting fee for attendance at certain qualifying business events as determined by the Chairman of the Board. Directors may elect to defer receipt of fees into a restricted stock equivalent unit account or an interest bearing cash account under the Deferred Compensation Plan for Directors. BAC reimburses all directors for the expense of attending meetings.

Stock Ownership Guidelines

The board has adopted a BAC stock ownership guideline for non-officer directors of three times the annual retainer, to be achieved within five years of joining the board (for directors at the time of the adoption of the guidelines, five years from adoption in early 1995). Directors may meet the guideline with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors. All of

BAC's current non-officer directors have met the BAC stock ownership guideline for non-officer directors, except for its newest director (elected May, 1996), based on BAC's closing common stock price of $113.75 per share on February 28, 1997. Additionally, in 1994, the Executive Personnel and Compensation Committee adopted BAC stock ownership guidelines for executive officers and certain other senior management officers. (See "Executive Compensation, Benefits and Related Matters"--"Report of the Executive Personnel and Compensation Committee"--"Stock Ownership Guidelines" later in this Proxy Statement.)

Retirement

Retirement Plan for Non-Officer Directors and Elimination of Retirement Plan

As part of BAC's annual review of corporate governance issues, the Board of Directors voluntarily eliminated the Retirement Plan effective March 31, 1996. The board took this action based on the belief that a pension plan for directors was not currently needed for BAC to attract and retain excellent directors and that the elimination could be accomplished in a manner consistent with the board's goal of continuing to align director compensation more closely with shareholder interests. As a result of the board's elimination of the plan, non-officer directors joining the board after March 31, 1996 will not receive retirement payments from BAC. During 1996, all of the board's then current directors elected to have the present value of accrued benefits under the Retirement Plan converted to restricted stock equivalent units under the Deferred Compensation Plan for Directors based on the average fair market value of BAC common stock during the first ten trading days of April, 1996. As described earlier under "Director Remuneration"-- "Retainer", the value of restricted stock equivalent units fluctuates with the fair market value of BAC common stock.

BAC continues to make payments under the Retirement Plan to non-officer directors who retired after the plan's adoption and prior to the plan's elimination in March 1996. Under the Retirement Plan, BAC pays these former directors with at least ten years of service (or who reached the board's mandatory retirement age with at least five years of service) an annual retirement payment for the lesser of ten years or the number of years the director served on the board. The annual payment is generally equal to the annual board retainer from time to time in effect.

Mandatory Retirement Policy

The board has a mandatory retirement policy provides that directors will not stand for election after reaching age 70 and that an officer may not serve as a director after retirement from officer status, except that a retiring chief executive officer or chief executive officer who relinquishes the title in anticipation of retirement from officer status may continue to stand for election as a director after retirement until reaching the board's mandatory retirement age of 70.

Director Attendance

All incumbent BAC directors attended 75% or more of the combined meetings of the BAC board and board committees on which they served during 1996. In addition to attendance at board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with BAC executive officers and others regarding the business and affairs of BAC and its subsidiaries.

             EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE

Responsibilities and Composition of the Committee

The Executive Personnel and Compensation Committee (Committee) is responsible for (1) establishing compensation programs for executive officers of BAC and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of the corporation as a whole, (2) administering and maintaining such programs in a manner that will benefit the long-term interests of BAC and its shareholders, and (3) determining the compensation of BAC's executive officers. The Committee also advises on succession planning (including the selection of the chief executive officer) and the selection, development and performance of executive officers of BAC and its subsidiaries. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have never served as officers of BAC.

Compensation Philosophy and Objectives

The Committee believes that BAC's executive officer compensation should be determined according to a competitive framework based on overall financial results, individual contributions, teamwork and business unit results that help build value for BAC's shareholders. Within this overall philosophy, the Committee's specific objectives are to:

  . Align the financial interests of executive officers with those of shareholders by providing significant BAC equity-based long-term incentives.

  . Provide annual variable compensation awards that (1) take into account BAC's overall performance relative to corporate objectives and performance of the Peer Group and (2) are based on individual contributions, teamwork and business unit results that help create value for BAC's shareholders. (Peer Group is defined after this list of objectives.)

  . Offer a total compensation program that takes into account the compensation practices and financial performance of the Peer Group.

  . Emphasize performance-based and equity-based compensation as executive officer level increases. In particular, as officer level increases, the Committee (1) focuses more on overall BAC performance, teamwork, individual contributions and business unit results and less on Peer Group marketplace compensation comparisons, (2) emphasizes variable, performance-based compensation versus fixed compensation, and (3) provides a significantly greater proportion of total compensation which is equity-based. As a result, executive officers have a greater proportion of total compensation at risk, meaning that payment will vary depending upon overall BAC performance, teamwork and individual and business unit contributions.

The Peer Group is composed of companies that are among the 15 largest United States bank holding companies by asset size, including BAC. The Committee selects various groupings of these 15 companies as it deems appropriate for different compensation and financial performance comparisons. All 15 of these companies are included in the performance peer group (i.e., the companies covered by the Standard & Poor's (S&P) Bank Composite Index) used for the shareholder return performance graph set forth later.

Compensation Components and Process

  There are three major components of BAC's executive officer compensation:
(1) base salary, (2) annual incentive awards and (3) long-term incentive awards.

The Committee uses subjective judgment in determining executive officer compensation levels for all of these components and takes into account both qualitative and quantitative factors. The Committee does not assign specific weights to these factors. Among the factors considered by the Committee are the recommendations of the chief executive officer with respect to the compensation of BAC's other key executive officers. However, the Committee makes the final compensation decisions concerning these officers.

In making compensation decisions, the Committee considers compensation practices and financial performance of the Peer Group. This information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of Peer Group results. However, the Committee believes that compensation at or near the 50th percentile of the Peer Group for base salaries and at or near the 75th percentile for total cash compensation and long-term incentive awards is generally appropriate for the Committee to use as a framework for compensation decisions. The Committee considers specified percentiles on both an absolute basis and a size-adjusted basis (i.e., reflecting compensation levels that are commensurate with BAC's size relative to the sizes of the Peer Group companies). Specific compensation for individual officers will vary from these levels as the result of subjective factors considered by the Committee unrelated to compensation practices of the Peer Group. (See "Compensation Philosophy and Objectives" above.)

In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of BAC and others from independent compensation consultants.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All of the members of the Committee qualify as "outside directors."

In BAC's opinion, the full amount of compensation (1) paid under the Senior Management Incentive Plan and (2) resulting from the grant of options and stock appreciation rights under the 1992 Management Stock Plan continues to be deductible. All other forms of awards under the 1992 Management Stock Plan must meet the general requirements described in the previous paragraph in order to avoid the deduction limitations of Section 162(m).

While the tax impact of any compensation arrangement is one factor to be considered, the Committee evaluates such impact in light of its overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize BAC's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of BAC and its shareholders. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of BAC and its shareholders. In BAC's opinion, the payouts of compensation in 1996 to executive officers other than Vice Chairman Michael Murray are fully deductible by BAC. As indicated below under "Performance Share Program--Vesting Summary", approximately $918,750 of the compensation paid to Mr. Murray in 1996 is not tax deductible by BAC.

Base Salary

In establishing base salaries for executive officers for 1996, the Committee considered (1) the significant scope of the duties and responsibilities of each officer's position, which is attributable in part to the diversity of BAC's lines of business, products and geographic base, (2) individual contributions and business unit results, (3) the increased experience level gained over the past year by those executive officers holding new positions,
(4) BAC's generally positive financial results, (5) the Committee's overall philosophy of paying executive officers according to a competitive framework, and (6) Peer Group compensation practices based on findings in a competitive review performed in 1996 by an independent compensation consulting firm retained by BAC.

Annual Incentive Awards

BAC has two incentive award programs for executive and other officers under which annual incentive awards may be made. Executive officers may receive cash bonuses under the Senior Management Incentive Plan (SMIP) and restricted stock or options under the 1992 Management Stock Plan (MSP). The Committee also has discretion to make awards in a combination of cash under the SMIP and restricted stock under the MSP.

The SMIP contains a formula for calculating the maximum amount of annual incentive awards payable to certain executive officers under the SMIP. The formula establishes a fixed percentage of adjusted income before tax expense (pre-tax income) as the maximum aggregate amount available to be paid to executive officers named in the Summary Compensation Table and certain other executive officers as annual incentive awards under the SMIP. The formula also sets the maximum percentage payable to any one executive officer at 0.20% of pre-tax income. Under the formula, pre-tax income is adjusted to exclude the effects of extraordinary items and the cumulative effect of certain accounting changes.

This fixed percentage will decrease to the extent BAC's return on average stockholders' equity in any given year falls below the target level set forth in the SMIP. The Committee does not have the authority to increase the percentage of pre-tax income available for aggregate or individual SMIP awards or to adjust the return on average stockholders' equity target level. The Committee does, however, have discretion to grant SMIP awards which are less than the amounts called for by the formula on an aggregate or individual basis, based on quantitative and qualitative factors which the Committee determines are appropriate. The Committee exercised this discretion for the 1996 awards.

Long-Term Incentive Awards

MSP Description, Process and Practice

The MSP authorizes the Committee to make grants of stock options, stock appreciation rights, restricted stock, restricted stock equivalent units and other stock-based awards. Stock option awards under the MSP cannot be issued with an exercise price below the market price of BAC common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any stock splits or conversions which would affect all shareholders. It has been the practice of the Committee to grant stock options to both executive officers and other members of senior management. It also generally has been the practice of the Committee to grant stock-based awards on an annual basis. However, the Committee will not continue that practice if the shareholders approve the BAC Performance Equity Program discussed later under "Performance Equity Program" and in Item No. 4 beginning on page 31.

The aggregate number of shares that may be granted to all MSP participants in any one year is presently limited by the MSP to 1.5% of the number of BAC common shares outstanding as of the end of the previous year, plus any shares available for issuance but remaining unissued from the previous year.

In determining the size of each executive officer's stock option award made in August, 1996, the Committee considered the results of the competitive review performed in 1996 by an independent compensation consulting firm, as that review pertained to long-term incentive compensation and total compensation. The Committee also considered its objective of attaining long-term incentive compensation levels deemed appropriate by the Committee as compared to Peer Group compensation levels on a size-adjusted and an absolute basis. In determining the value of the long-term incentive compensation to be provided through option grants, the Committee used a variation of the Black-Scholes option pricing model. (See footnote 2 of the table captioned "Option/SAR Grants in Last Fiscal Year" for a discussion of the Black-Scholes option pricing model.) The Committee also considered past stock option awards. The Committee also took into account the vesting by February, 1996 of all three installments of performance share units under the Performance Share Program that was adopted in 1994. (The Performance Share Program is discussed later under "Performance Share Program.") Further, the Committee took into account the chief executive officer's award recommendations for the other key executive officers.

Performance Share Program

(a) Description

The Committee approved a Performance Share Program in 1994 covering nine executive officers, including those named in the Summary Compensation Table (other than Michael Murray and Michael O'Neill who were not then executive officers of BAC). Under the Performance Share Program, which was adopted pursuant to the MSP, the Committee awarded these nine executive officers an aggregate of 695,000 performance share units on November 7, 1994. Each performance share unit consisted of 0.6 of a share of BAC restricted common stock and a cash component equal to 0.4 of the value of a share of BAC common stock on the vesting date. On October 2, 1995, 20,000 performance share units were awarded to Michael Murray following his appointment as a Vice Chairman of BAC. All units granted under the Performance Share Program have vested (as discussed later under "Vesting Summary").

Under the Performance Share Program, the vesting of the performance share units was based on BAC's common stock price performance over a maximum three-year period, with one-third of the units vesting upon the attainment of each of three respective target stock prices for 10 trading days in a period of 20 consecutive trading days. The target stock prices for the vesting of the three installments were set at $49.29, $56.69 and $65.19, respectively. Relative to the stock price on the award date, the attainment of each of the successive stock price targets represented a compound return of 15% to the shareholders and the attainment of all three stock price targets represented a total return to shareholders in excess of 52%.

(b) Objectives

The Performance Share Program was adopted based on the following objectives:

  . To promote the creation of shareholder value by conditioning the vesting of performance share units upon actual increases in BAC's common stock price or superior relative total shareholder return;

  .  To attain more appropriate levels of long-term incentive awards;

  . To promote teamwork and a common focus among executives by making the vesting of performance share units dependent upon the effect of overall BAC performance on BAC's stock price, or total shareholder return, rather than upon individual and business unit contributions; and

  . To facilitate increased stock ownership by executive officers by including a cash component in each performance share unit that may be used to pay income taxes when the units vest, thereby enabling the executive officers to retain substantially all the stock underlying the units.

(c) Vesting Summary

In 1995, the first and second target stock prices were attained. Accordingly, the first and second installments of performance share units vested, resulting in payouts in 1995 consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units. In February, 1996, the third and final target stock price was attained. Consequently, the final one-third of the performance share units vested, resulting in payouts in February, 1996 consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units. All of Mr. Murray's performance share units, which were awarded after the vesting of the first two installments of performance share units, were subject to the same vesting requirements as the third and final installment of performance share units held by the nine executive officers originally covered by the Performance Share Program. Therefore, all of Mr. Murray's performance share units also vested in February, 1996.

Pursuant to regulations adopted under Section 162(m) of the Internal Revenue Code, the payout from the performance share units granted on November 7, 1994 were tax deductible by BAC at the time of vesting of each installment. However, as discussed below, BAC may not deduct the payout resulting from the vesting of Mr. Murray's performance share units.

At the Annual Meeting held on May 25, 1995, BAC's shareholders approved material amendments to the MSP. Pursuant to a transition rule under Internal Revenue Code Section 162(m), once those amendments took effect on May 25, 1995, it became necessary for new awards of performance share units to be approved by BAC's shareholders in order for resulting payouts to constitute tax deductible performance-based compensation within the meaning of Section 162(m). (See "Policy on Deductibility of Compensation" above.) The Committee awarded Mr. Murray performance share units after the effective date of the MSP amendments. However, BAC determined that, consistent with its policy set forth under "Policy on Deductibility of Compensation," it would not seek shareholder approval of this single award because any nondeductible compensation would not be a material amount to BAC. Because Mr. Murray is one of BAC's five most highly compensated officers for 1996, BAC may not deduct the payout to him in 1996 resulting from the vesting of his performance share units to the extent that the payout, combined with his salary and other compensation that is not performance-based under Section 162(m), exceeded $1,000,000 for 1996. Thus, BAC will not be able to deduct approximately $918,750.

The dollar value of the 1995 and 1996 payouts are reported under the "LTIP Payouts" column of the Summary Compensation Table.

Prior to the vesting of the performance share units, the executive officers received dividends and had voting rights with respect to the restricted stock component of such units.

Performance Equity Program

On February 3, 1997, the Board of Directors, upon the Committee's recommendation, approved the BAC Performance Equity Program, subject to shareholder approval. This program is designed to replace the Performance Share Program discussed earlier under "Performance Share Program." The Performance Share Program was designed to cover the 1994-1997 performance period and was supplementary to annual grants under the MSP. Under the Performance Equity Program, the Committee plans to make an initial grant of stock options on May 22, 1997 that will have a grant value calculated to deliver three years' worth of competitive long-term incentive compensation. Thus, the Committee does not currently intend for executives who receive this initial grant under the Performance Equity Program to receive annual grants under this program or the MSP during the three-year period after the grant, except to reward promotions. No awards may be made under the Performance Equity Program after May 22, 2000. (See Item No. 4 beginning at Page 31 for a detailed description of the Performance Equity Program.)

Stock Ownership Guidelines

The Committee established stock ownership guidelines in 1994 for executive officers and certain other senior management officers as a way to help better align the financial interests of these officers with those of shareholders. The Committee expects these officers to make continuing progress towards compliance with the guidelines during the three-year period that began on November 7, 1994 and generally expects them to comply with the guidelines by December 31, 1997. However, executives appointed or promoted since the guidelines were established are generally expected to achieve the applicable level of ownership specified in the guidelines within three years from the date of appointment or promotion. The guidelines are as follows:

  .  Chief Executive Officer: Five times base salary.

  . Five other executive officers, including those other officers named in the Summary Compensation Table (other than Vice Chairman Thomas Peterson who is no longer subject to the guidelines because he is leaving the company): 3 times base salary.

  . Certain other senior management officers (approximately 45 officers): 1 times base salary.

All officers subject to these guidelines have either met or made substantial progress towards meeting these guidelines.

Chief Executive Officer Compensation

On January 1, 1996, the board appointed David Coulter the Chief Executive Officer of BAC. The board appointed Mr. Coulter the Chairman of the Board of BAC on May 23, 1996. The Committee took the following actions with respect to Mr. Coulter's compensation. Effective August 1, 1996, the Committee increased Mr. Coulter's annual base salary from $750,000 to $850,000 (and effective February 1, 1997, the Committee further increased his salary to $1,000,000) in order to recognize his performance and bring his salary closer to market levels for chief executive officers of the largest bank holding companies in the Peer Group. In January, 1997, the Committee approved a cash incentive award to Mr. Coulter for 1996 of $2,750,000. This incentive compensation was awarded under the SMIP and, in BAC's opinion, is tax deductible by BAC. The 1996 annual incentive award constituted approximately 78% of Mr. Coulter's total salary and annual incentive compensation. In August, 1996, the Committee also authorized a grant to Mr. Coulter of a long-term incentive award in the form of options to acquire 125,000 shares of BAC common stock under the MSP.

The board ratified all of the Committee's decisions relating to Mr. Coulter's compensation.

In taking these actions with respect to Mr. Coulter's compensation, the Committee examined the quantitative and qualitative factors set forth below and discussed with each of the other members of the board his or her evaluation of Mr. Coulter's performance based on such factors. The Committee also considered the competitive review performed in 1996 by an independent compensation consulting firm, the factors considered in establishing base salary levels (which are discussed above under "Base Salaries"), and the factors considered in determining the sizes of stock option awards (which are discussed above under "Long-Term Incentive Awards--MSP Description, Process and Practice").

In looking at quantitative factors, the Committee reviewed BAC's 1996 financial results and compared them with those of the Peer Group and with BAC's financial results for 1995. The Committee reviewed net earnings of $2.873 billion, an increase of 7.8% from 1995; earnings per share of $7.31, an increase of 12.6% from 1995; a return on average common equity of 15%, an increase of 42 basis points from 1995; a year-end BAC common stock price of $99.75, a 54% increase from 1995; total shareholder return for 1996 of 58.1%, ranking BAC first for 1996 among the ten largest United States bank holding companies by asset size; an improvement in the ratio of nonaccrual assets to total loans during 1996, reflecting sound risk management; and other quantitative factors. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

In addition to the above quantitative accomplishments, the Committee considered the following accomplishments which are qualitative in nature. The Committee recognized Mr. Coulter's success in achieving an orderly and effective management transition following his appointment as the Chief Executive Officer. The Committee also considered his leadership in firmly establishing the building of shareholder value as BAC's primary financial objective. In relation to that objective, the Committee recognized the direction he provided in the implementation of Take Ownership!(TM) The BankAmerica Global Stock Option Program, which provides for the grant of stock options to nearly all employees. The primary objectives of the program are (1) to motivate employees to act more like owners and take greater responsibility for the company's performance, thereby helping to increase shareholder value through greater teamwork and superior customer service, and (2) to provide employees with an opportunity to share directly in the value created through their efforts.

The Committee considered other qualitative factors, including Mr. Coulter's leadership with respect to the continued emphasis on the effective allocation of capital, which resulted in the redeployment of capital through, among other activities, (1) the initial public offering of a portion of the common stock of BA Merchant Services, Inc., (2) the sale of less profitable branches in Texas, (3) the acquisition of a $1.8 billion leasing portfolio from subsidiaries of Ford Motor Co., and (4) the repurchase of 17,000,000 shares of common stock in order to return excess capital to shareholders. The Committee also considered Mr. Coulter's emphasis on improving operating leverage through actions that increase revenue to expense ratios. The Committee also acknowledged his leadership in maintaining BAC's commitment to the environment, community reinvestment and high ethical standards. The Business Ethics magazine recognized this commitment by naming BAC the 1996 Corporate Social Responsibility and Ethics Award Winner. The commitment to community reinvestment was also evidenced by the last Community Reinvestment Act (CRA) ratings received by BAC subsidiary bank units. All those units received "satisfactory" or better CRA ratings, with seven units having received "outstanding" CRA ratings, including BAC's principal subsidiary, Bank of America National Trust and Savings Association. The Committee also recognized Mr. Coulter's support for employees' community volunteer programs for which the company received an Award of Excellence in Corporate Community Service from the Points of Light Foundation.

The Committee approved the compensation of BAC's other executive officers for 1996 following the principles and procedures outlined in this report.

                                          EXECUTIVE PERSONNEL AND COMPENSATION
                                          COMMITTEE

                                          Joseph Alibrandi
                                          Jill Barad
                                          Timm Crull
                                          Kathleen Feldstein
                                          Frank Hope, Jr.
                                          A. Michael Spence

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on BAC common stock against the cumulative return on the S&P 500 Stock Index as well as the S&P Bank Composite Index for the five-year period from December 31, 1991 through December 31, 1996. The graph assumes that $100 was invested on December 31, 1991 in BAC common stock and in each of the indices, and that all dividends were reinvested quarterly.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
                 BAC COMMON STOCK, S&P 500, S&P BANK COMPOSITE
                            (YEAR-END DECEMBER 31)



                       [PERFORMANCE GRAPH APPEARS HERE]




                           TOTAL SHAREHOLDER RETURN

                                                                S&P BANK
       YEAR                                             S&P 500 COMPOSITE  BAC
       ----                                             ------- --------- ------
       1991............................................ 100.00   100.00   100.00
       1992............................................ 107.61   136.20   133.45
       1993............................................ 118.41   150.91   137.15
       1994............................................ 120.01   142.26   121.33
       1995............................................ 164.95   224.74   205.55
       1996............................................ 202.75   327.06   325.00

                          SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                      ----------------------------------------------------------------
                                                         AWARDS            PAYOUTS
                                                --------------------------------------
                                                 RESTRICTED   SECURITIES
                                                   STOCK      UNDERLYING     LTIP     ALL OTHER
        NAME AND              SALARY    BONUS     AWARD(S)    OPTIONS/SAR  PAYOUTS   COMPENSATION
   PRINCIPAL POSITION   YEAR   ($)       ($)      ($)(/1/)        (#)      ($)(/2/)    ($)(/3/)
-------------------------------------------------------------------------------------------------
  DAVID COULTER         1996 $791,667 $2,750,000    -0-         125,000   $1,412,500   $104,278
  Chairman and Chief    1995  530,985  1,250,000    -0-         125,000    2,193,750     64,049
  Executive Officer     1994  341,667    750,000       (/1/)     45,000      -0-         36,333
-------------------------------------------------------------------------------------------------
  THOMAS PETERSON       1996  600,000  1,100,000    -0-          47,500    1,412,500     60,195
  Vice Chairman         1995  537,500    850,000    -0-          60,000    2,193,750     45,500
                        1994  425,000    600,000       (/1/)     50,000      -0-         36,000
-------------------------------------------------------------------------------------------------
  MICHAEL MURRAY(/4/)   1996  506,250  1,050,000    -0-          47,500    1,412,500     70,007
  Vice Chairman         1995  418,750    850,000       (/1/)     45,000      -0-         50,938
-------------------------------------------------------------------------------------------------
  MARTIN STEIN          1996  554,167  1,000,000    -0-          50,000    1,412,500     54,361
  Vice Chairman         1995  457,917    750,000    -0-          50,000    2,193,750     46,317
                        1994  322,500    700,000       (/1/)     40,000      -0-         32,900
-------------------------------------------------------------------------------------------------
  MICHAEL O'NEILL(/4/)  1996  441,666  1,050,000    -0-          55,000      -0-         54,278
  Vice Chairman         1995  308,333    600,000       (/1/)     40,000      -0-         35,417


(1) No restricted stock was awarded to the named executive officers in 1996; nor was any restricted stock awarded to them in 1995 other than the restricted stock portion of 20,000 performance share units awarded to Michael Murray under BAC's Performance Share Program. (For a discussion of the Performance Share Program see "Long-Term Incentive Awards--Performance Share Program" in the "Report of the Executive Personnel and Compensation Committee.") The only restricted stock awarded in 1994 to the named executive officers consisted of (i) the restricted stock portion of performance share units awarded under the Performance Share Program to such officers (other than Michael Murray and Michael O'Neill who were not executive officers in 1994) and (ii) the restricted stock portion of awards of impact share units made to Messrs. Murray and O'Neill under a separate Impact Share Program for certain senior management officers who were then below the executive officer level.

    The dollar value of all shares of restricted stock held on December 31, 1996 was as follows, based on the number of shares of restricted stock multiplied by $99.75, the closing price of BAC common stock on that date: each of Michael Murray and Michael O'Neill--4,800 shares ($478,800). These shares of restricted stock consist of the restricted stock portion of the impact share units awarded to Messrs. Murray and O'Neill in 1994. (See the preceding paragraph.) These shares vest in full on November 7, 1997. Dividends are paid on all shares of restricted stock.

(2) On February 13, 1996, the third of three possible equal installments of performance share units vested. Such vesting resulted in payouts consisting of the release of the restricted stock portions of such units and the payment of the cash portions of such units. (See "Long-Term Incentive Awards--Performance Share Program--Vesting Summary" in the "Report of the Executive Personnel and Compensation Committee.") The payouts for the third installment of performance share units were as follows, based on the BAC common stock price of $70.625 on such vesting date: each of David Coulter, Thomas Peterson, Michael Murray and Martin Stein--12,000 shares ($847,500) and 8,000 cash-paid stock units ($565,000). Michael O'Neill did not hold any performance share units.

(3) The amounts shown consist of employer matching contributions and pay-based credits under the BankAmerica 401(k) Investment Plan and the employer matching contribution amount under the BankAmerica Supplemental Retirement Plan, which provides additional benefits equal to the employer provided benefits that plan participants do not receive under the BankAmerica 401(k) Investment Plan because of Internal Revenue Code limits.

(4) Michael Murray and Michael O'Neill became BAC executive officers in 1995 and, in accordance with SEC regulations, information is provided only for 1995 and 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                   ----------------------------------------------------
                      NUMBER OF      % OF TOTAL
                      SECURITIES    OPTIONS/SARS                            GRANT
                      UNDERLYING     GRANTED TO  EXERCISE OR                 DATE
                     OPTIONS/SARS   EMPLOYEES IN BASE PRICE  EXPIRATION    PRESENT
    NAME           GRANTED (#)(/1/) FISCAL YEAR    ($/SH)       DATE    VALUE ($)(/2/)
--------------------------------------------------------------------------------------
  David Coulter        125,000          3.02%      $83.062   08/05/2006   $2,085,250
--------------------------------------------------------------------------------------
  Thomas Peterson       47,500          1.15%       83.062   08/05/2006      792,775
--------------------------------------------------------------------------------------
  Michael Murray        47,500          1.15%       83.062   08/05/2006      792,775
--------------------------------------------------------------------------------------
  Martin Stein          50,000          1.21%       83.062   08/05/2006      834,500
--------------------------------------------------------------------------------------
  Michael O'Neill       55,000          1.33%       83.062   08/05/2006      917,950
--------------------------------------------------------------------------------------


(1) Options were granted to each of the named executive officers on August 5, 1996. One-third of the options granted become exercisable on each of the first, second and third anniversaries of the date of grant.

(2) The estimated "grant date present values" of options granted in 1996 are based on a variation of the Black-Scholes option pricing model, a model that reflects certain arbitrary assumptions regarding variable factors such as interest rates, stock price volatility and dividend yield. Stock options have value only as a result of appreciation in the price of BAC common stock, which benefits all shareholders. If, at the time of exercise, the price of BAC common stock is the same as or lower than the option exercise price, there will be no gain to the option holder. For the purposes of establishing the "grant date present values" shown in the table, the model assumed: (1) an expected option term of 4.5 years, which reflects the historical distribution of options exercised and cancelled for the grants from 1982 through 1991; (2) a risk free interest rate of 6.22%, which reflects the zero coupon U.S. Treasury bond interest rate for that term; (3) a return volatility of 21.2%, which reflects the monthly stock volatility for BAC for the 4.5 years prior to the grant date; and
    (4) a dividend yield of 3.20%, which reflects average historical dividend yields for BAC over the 4.5 years prior to the grant date.

  There are many methods of attributing hypothetical value to options. An alternative to the Black-Scholes model is to determine future realizable values (in contrast to the "grant date present values" shown in the table), assuming a fixed annual rate of stock price appreciation over the term of the option. Using this alternative and assuming that BAC's common stock price appreciated at the rate of 5% per year, compounded annually over the 10-year term of the options, the aggregate gain accruing to the named executive officers would be approximately $17.0 million. Assuming the same rate of appreciation, the gain to all shareholders would be approximately $18.6 billion (based on 355,266,895 shares outstanding at December 31, 1996). If the common stock price appreciated at a 10% annual rate, total gain for the named executive officers would be approximately $43.0 million, compared with a gain of over $47.0 billion for all shareholders. Thus, in each example, 99.91% of the hypothetical gain would be realized by other shareholders and 0.09% would accrue to the named executive officers.

  Neither the "grant date present values" shown in the table nor the price appreciation figures in this footnote should be considered predictions of future BAC stock prices.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                              NUMBER OF     NUMBER OF     VALUE OF
                                              SECURITIES   SECURITIES   UNEXERCISED    VALUE OF
                                              UNDERLYING   UNDERLYING     IN-THE-     UNEXERCISED
                                             UNEXERCISED   UNEXERCISED   MONEY(/2/)     IN-THE-
                                             OPTIONS/SARS OPTIONS/SARS  OPTIONS/SARS  MONEY(/2/)
                                              AT FISCAL     AT FISCAL    AT FISCAL   OPTIONS/SARS
                      SHARES                    YEAR-         YEAR-        YEAR-       AT FISCAL
                   ACQUIRED ON     VALUE     END(#)(/1/)   END(#)(/1/)  END($)(/1/)   YEAR-END($)
   NAME            EXERCISE (#) REALIZED ($) EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------------------------------------------------
  David Coulter        -0-       $   -0-       179,312       223,332    $10,849,604   $6,723,774
--------------------------------------------------------------------------------------------------
  Thomas Peterson      -0-           -0-       149,133       104,166      8,317,640    3,616,976
--------------------------------------------------------------------------------------------------
  Michael Murray       8,791        215,500    316,081        84,166     24,580,168    2,520,093
--------------------------------------------------------------------------------------------------
  Martin Stein        61,667      1,959,084    104,748        96,666      6,507,830    3,170,832
--------------------------------------------------------------------------------------------------
  Michael O'Neill     63,606      3,021,257     63,299        86,666      3,810,867    2,315,015
--------------------------------------------------------------------------------------------------

(1) Includes the value of dividend equivalent credits.

(2) In-the-money options are options for which the option exercise price (the fair market value on the date of grant) was lower than the market price of BAC common stock on December 31, 1996. The values in the last two columns have not been, and may never be, received by the officers. Actual gains, if any, on option exercises will depend on the value of BAC common stock on the exercise dates. Accordingly, there can be no assurance that the values shown in the last two columns will be realized. The closing price of BAC common stock on February 28, 1997 was $113.75.

PENSION PLANS

BAC pays pension benefits to executive officers under the BankAmerica Pension Plan, a "cash balance" defined benefit pension plan, and the BankAmerica Supplemental Retirement Plan. The Supplemental Retirement Plan provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the BankAmerica Pension Plan because of Internal Revenue Code limits. Participants in the plans accrue benefits equal to 7% of qualified earnings in excess of one-half of the Social Security wage base each year. (Participants receive contributions to the BankAmerica 401(k) Investment Plan on qualified earnings up to one-half of the Social Security wage base each year.) Qualified earnings include salary and most cash incentive and bonus payments. Participants' benefits are adjusted each year by an interest factor. Employees who accrued benefits under final average pay defined benefit plans which were converted to the cash balance plan also receive transition benefits. Estimated annual retirement benefits under the BankAmerica Pension and Supplemental Retirement Plans for the BAC executive officers named below at age 65 are as follows:

                                      AMOUNT OF
                       YEAR REACHING    LEVEL
      NAME                AGE 65     ANNUITY(/1/)
     ---------------------------------------------
      David Coulter        2012        $631,497
     ---------------------------------------------
      Thomas Peterson      2000          58,267(2)
     ---------------------------------------------
      Michael Murray       2009         454,048
     ---------------------------------------------
      Martin Stein         2005         175,995(3)
     ---------------------------------------------
      Michael O'Neill      2011         343,575
     ---------------------------------------------

(1) The estimated annual retirement benefits shown assume annual bonuses equal to the average percentage bonus (as a percentage of year-end salary) received for the last three years, a 5% interest factor, retirement at age 65 and no increase in current salary.

(2) Mr. Peterson is leaving the company this year. (See "Termination of Employment Arrangements" set forth later.) The level annuity shown for him was calculated as if his last day of employment will be June 30, 1997, and assumes a 5% interest factor and commencement of benefits at age 65.

(3) This table does not include certain supplemental pension payments to which Mr. Stein is entitled. (See "Contracts with Executive Officers" below.) The amount of such supplemental pension payments would increase the amount of the level annuity by $20,000.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

BAC is entering into an agreement with Vice Chairman Thomas Peterson pursuant to which Mr. Peterson will resign from all his officer positions and his employment with BAC and its subsidiaries. The resignation will be effective June 30, 1997, or a later date designated by BAC, but no later than December 31, 1997. He will also resign from all his directorships with subsidiaries of BAC by the last day of his employment. In addition, by that date, he will resign from all his directorships held with other companies on behalf of BAC.

Under the agreement, the payment of Mr. Peterson's monthly salary will end on the last day of his employment. He will, however, be considered for a bonus for 1997 performance in accordance with the terms of the Senior Management Incentive Plan. He will also receive a single payment of $45,000 following his last day of employment.

Under the agreement, Mr. Peterson will continue to receive dividend equivalent credits related to certain outstanding performance stock options through his last day of employment. In addition, all of his unvested outstanding stock options covering up to 104,166 shares of BAC common stock will vest on the day after his last day of employment. He will be able to exercise all his options for up to three years after his employment ends, but in no event later than the expiration of the original option term.

The agreement also allows Mr. Peterson to continue to receive standard executive financial counseling services for 1997, including the preparation of 1997 tax returns in 1998.

The agreement requires Mr. Peterson to (1) keep confidential all non-public information acquired while employed within the company; (2) make himself available and cooperate in connection with investigations, lawsuits or administrative proceedings involving the company; (3) agree that his change in control agreement (as described later under "Change in Control Arrangements") will terminate on the day he signs the agreement relating to his resignation;
(4) not solicit for employment, on his or anyone else's behalf, any employee within the company during the period through December 31, 2000; and (5) in accordance with BAC's standard severance pay practices, sign a release of any claims he may have against BAC and its subsidiaries.

CHANGE IN CONTROL ARRANGEMENTS

In August, 1995 and February, 1996, the BAC Board of Directors adopted amendments to the 1992 Management Stock Plan (MSP) and most of the other BAC stock plans providing that upon a "change in control" (as defined in the following paragraph) options would immediately vest and restricted stock would be immediately released. These amendments apply to all employees within the BAC organization who hold options and restricted stock, including the executive officers named in the Summary Compensation Table.

Generally, a "change in control" means any of the following:

  . The acquisition by a third party of 20% or more of the outstanding shares of BAC common stock.

  . A majority of the Board of Directors ceases to consist of the current board members or their nominees.

  . BAC shareholders own 70% or less of a newly-merged entity (except that for purposes of the acceleration of the vesting of options, or the release of restricted stock, awarded prior to February 5, 1996 under the MSP and most of the other BAC stock plans, the threshold is 80%).

  . A complete liquidation or dissolution of BAC.

In February, 1996, the Board of Directors adopted a severance pay program which would be triggered by a change in control. As of the printing of this Proxy Statement, the program covers approximately 1,000 senior officers, including eight executive officers (i.e., those named in the Summary Compensation Table and three other executive officers). The program consists of (1) individual change in control agreements (Agreements) for the eight covered executive officers and approximately 45 other senior management officers and (2) a general change in control severance policy for all other covered officers.

The principal purposes of the severance pay program are as follows:

  . To help assure that executives give impartial consideration to evaluating and negotiating a potential business combination which is in the best interest of BAC's shareholders, but which may result in the loss of, or reduction in, the executive's job.

  . To make BAC's plans more competitive with severance plans of other financial institutions and Fortune 500 industrial and service companies to facilitate BAC's ability to attract, retain and motivate talented executives in a very uncertain, rapidly consolidating banking industry environment.

  . To provide security and ensure that key executives are retained during critical negotiations prior to and throughout a change in control.

  . To avoid the legal expense and reduce the management time associated with contested terminations, to allow for better forecasts of amounts due to executives terminated after a change in control, and to provide for a general release of legal claims associated with such terminations.

The benefits under the Agreements are triggered if, within one year following a change in control, a covered officer's employment is terminated without cause or the covered officer resigns for good reason (e.g., due to a substantial reduction in the covered officer's responsibilities, an assignment of such officer to responsibilities substantially inconsistent with such officer's former responsibilities, or a job relocation of more than 35 miles). In addition, benefits under the Agreements would, under certain circumstances, be triggered if a covered officer's employment ends in anticipation of a change in control.

Each Agreement is effective for two years from the February 1, 1996 commencement date, and will automatically be extended for additional one-year periods unless BAC gives a termination notice prior to the first anniversary or any subsequent anniversary of the Agreement.

Severance benefits payable to officers covered by Agreements are determined by multiplying base salary and a bonus component by 3 in the case of the eight executive officers and by 2 in the case of the other officers (although a multiplier of up to 3 may be used for some senior officers at the discretion of the chief executive officer). In addition, officers covered by Agreements are entitled to the following: a prorated bonus for the year of termination; a payment to compensate for the loss of employer contributions to medical and dental, long-term disability, life and accidental death and dismemberment insurance for the same number of years as the number used for the pay multiplier; a payment equal to the value, if any, of the covered officer's unvested benefits under BAC's retirement programs; outplacement assistance; and financial counseling services. The entitlement to severance benefits is, however, contingent upon the covered officers releasing all claims against BAC and its subsidiaries.

The general severance policy contains many of the same terms and conditions contained in the Agreements (such as the period in which the covered officers' employment must end to receive severance benefits, the definition of change in control and the requirement of a general release of claims by the covered officers). The general severance policy also contains provisions similar to those in the Agreements with respect to circumstances constituting termination for cause and resignation for good reason. The severance benefits payable under the severance policy are of the same nature as those payable under the Agreements, but the multiplier for severance pay is 1.5. Generally, BAC may cancel the severance policy prior to a change in control.

If a covered officer becomes subject to the 20% excise tax on excess parachute payments under Internal Revenue Code Section 4999, BAC will make an additional payment in an amount such that the officer will be in the same after-tax position as though the 20% excise tax had not been imposed.

CONTRACTS WITH DIRECTORS AND EXECUTIVE OFFICERS

Director Richard Rosenberg, formerly Chairman and Chief Executive Officer of BAC, was previously employed by Seafirst Corporation (Seafirst), a subsidiary of BAC that was merged into BAC. In 1987, when Mr. Rosenberg joined BAC, the company agreed to make certain supplemental pension payments to him as agreed to originally by Seafirst and Mr. Rosenberg on the date he joined Seafirst. Under the supplemental pension agreement, Mr. Rosenberg is entitled to payments based on those to which he would have been entitled under the terms of the pension plan and defined contribution plan of a former employer, as if he had remained with the former employer.

In 1990, BAC agreed to make certain supplemental pension payments to Martin Stein, now a Vice Chairman of BAC, as agreed to originally by Mr. Stein and a former employer. Under the supplemental pension agreement, Mr. Stein is entitled to payments based on those to which he would have been entitled under the terms of a retirement plan of the former employer, as if he had remained employed with them. These payments are in addition to the estimated payments set forth in the table under "Pension Plans" above.

BANKING AND OTHER TRANSACTIONS

Directors and executive officers of BAC and their associates were customers of, and had ordinary business transactions with, BAC banks and subsidiaries during 1996; additional transactions are expected. These transactions include deposits, repurchase agreements, other usual money market transactions, letters of credit, loans and commitments. Extension of credit by BAC banks and their subsidiaries to directors and executive officers and entities controlled by them are subject to limitations imposed by the Federal Reserve Board's Regulation O. Regulation O requires that such extensions of credit (1) be made on substantially the same terms (including interest rates and collateral) as,
(2) follow credit underwriting procedures not less stringent than, and (3) not involve more than the normal risk of collectibility or present other unfavorable features in comparison with, terms prevailing for comparable transactions with unaffiliated persons having comparable credit and other characteristics. BAC believes that each such extension of credit by BAC banks and their subsidiaries, when made or renewed, complied with the requirements of Regulation O. From time to time loans are made to officers by a nonbank subsidiary not subject to Regulation O requirements. Such extensions of credit are made on terms not more favorable than those provided to other BAC employees under standard loan or relocation programs of the corporation. The percentage of BAC's stockholders' equity represented by all of these extensions of credit to directors and executive officers is not material and was less than 0.8% at December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no compensation committee interlocks.

CERTAIN BUSINESS RELATIONSHIPS AND LEGAL PROCEEDINGS

No director of BAC has been involved in any material business relationship with BAC requiring disclosure under Securities and Exchange Commission rules, except for Peter Bedford. Mr. Bedford, a director of BAC and the Bank, serves as chairman and chief executive officer of Bedford Property Investors, Inc., a California-based real estate investment trust (BPI). As of December 31, 1996, Mr. Bedford beneficially owned approximately 14% of BPI's capital. The Bank has a lending relationship with BPI and Mr. Bedford and the major terms of these relationships follow.

In September, 1995, the Bank entered into a $60,000,000 amended and restated credit agreement with BPI, which is secured by a collateral pool of real properties. In June, 1996, the Bank entered into a second amended and restated credit agreement with BPI, which matures in July, 1999 and which has increased the line of credit by $40,000,000 to $100,000,000. As of December 31, 1996,
the amount outstanding on this line of credit was $46,097,100. As of December 31, 1996, the terms of this line of credit provided that, at the option of BPI, interest is paid to the Bank at either (1) the Reference Rate plus 25 basis points or (2) LIBOR plus 200 basis points (as both interest rate terms are defined in the second amended and restated credit agreement). During 1996, BPI made principal payments to the Bank of $99,047,800 on its line of credit. During this same period and in connection with its credit arrangements with the Bank, BPI made interest payments, and fee and other expense payments to the Bank of $2,087,700 and $901,700, respectively. In March, 1997 the Bank board approved an increase in the size of the line of credit, however, the terms and conditions of any increase to the credit are subject to negotiation between the Bank and BPI. During 1996, the Bank entered into a syndication arrangement with certain other banks in connection with the line of credit. The Bank has agreed to act as agent for the bank syndicate group. BPI had three separate letters of credit issued by the Bank in connection with the line of credit. As of December 31, 1996, there were no outstanding letters of credit.

In August, 1995, the Bank extended a personal line of credit to Mr. Bedford. As of December 31, 1996, the credit limit under this personal line was $4,000,000. The line of credit is unsecured, and provides for interest to be paid to the Bank at the Reference Rate plus 75 basis points, and a maturity date of August, 1998. As of December 31, 1996, the amount outstanding on the personal line of credit was $1,395,000. During 1996, total loan advances to Mr. Bedford were $3,840,000 and total principal payments to the Bank were $3,170,000 on the line of credit. During the same period, in connection with this credit arrangement with the Bank, Mr. Bedford made interest payments, and fee and other expense payments to the Bank of $74,100 and $9,400, respectively.

No director of BAC has been involved in any legal proceeding requiring disclosure during the past five years under Securities and Exchange Commission rules, except for Peter Bedford and Frank Hope. On June 8, 1994, Kingswood Realty Advisors, Inc. (Kingswood) filed a petition in the United States Bankruptcy for the Northern District of California for protection from its creditors under Chapter 11 of the United States Bankruptcy Code (Bankruptcy
Code). On September 8, 1994, Kingswood converted its case to an action under Chapter 7 of the Bankruptcy Code. The Kingswood's case was closed and a final decree entered by the Court on February 21, 1996. Mr. Bedford was president, director and sole shareholder of Kingswood. On August 31, 1993, Hope Design Group (Hope Design) filed a petition in the United States Bankruptcy Court for the Southern District of California for protection from its creditors under Chapter 7 of the Bankruptcy Code. The liquidation of the bankruptcy estate is ongoing. Mr. Hope was chairman and 50% shareholder of Hope Design through January 14, 1993. Prior to Hope Design's bankruptcy, Mr. Hope resigned as chairman and sold his equity interest in the corporation. He has not been active in the management of Hope Design since January, 1987. BAC had no relationship with Kingswood or Hope Design other than BAC's relationship with Peter Bedford and Frank Hope as its directors.

                            OWNERSHIP OF BAC STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers Ownership of BAC Stock

Information concerning beneficial ownership of BAC's stock by directors and executive officers set forth in the table which follows is as of February 28, 1997. All of BAC's current non-officer directors have met the BAC stock ownership guideline for non-officer directors, except for its newest director (elected May, 1996), based on BAC's closing stock price of $113.75 per share on February 28, 1997. (This stock guideline is described earlier under "Corporate Governance"--"Director Remuneration, Stock Ownership Guidelines, Retirement and Director Attendance"--"Stock Ownership Guidelines." Also, BAC's ownership guidelines for executive officers and certain other senior management officers are described earlier under "Executive Compensation, Benefits and Related Matters"--"Report of the Executive Personnel and Compensation Committee"--"Stock Ownership Guidelines".) Shareholdings set forth in the table which follows include shares of common stock beneficially owned (i.e., shares over which the owner had sole or shared voting or investment power), and (i) in the case of directors, restricted stock equivalent units and (ii) in the case of David Coulter and the other executive officers, restricted stock, option shares and dividend equivalent credits which the owner has the right to acquire within sixty days after February 28, 1997 by exercise of any option, warrant or right, through conversion of any security; or by automatic termination or power of revocation of a trust, discretionary account or similar arrangement; or by the lapse of restrictions on shares of restricted stock. Except as set forth in the table, no director or officer reported ownership of any shares of any series of BAC's preferred stock. Each individual owns less than 1% of BAC common stock and each has sole investment or voting power with respect to the shares set forth in the table that follows unless otherwise noted:

                                                          AGGREGATE NUMBER
                                                              OF SHARES
        NAME                                           BENEFICIALLY OWNED(/1/)
     -------------------------------------------------------------------------
      DIRECTORS:
     -------------------------------------------------------------------------
      Joseph Alibrandi                                           14,141
     -------------------------------------------------------------------------
      Jill Barad                                                  3,210
     -------------------------------------------------------------------------
      Peter Bedford(/2/)                                          6,675
     -------------------------------------------------------------------------
      Andrew Brimmer                                              5,158
     -------------------------------------------------------------------------
      Richard Clarke                                              5,749
     -------------------------------------------------------------------------
      David Coulter(/3/)                                        217,977
     -------------------------------------------------------------------------
      Timm Crull                                                 11,819
     -------------------------------------------------------------------------
      Kathleen Feldstein(/4/)                                     7,447
     -------------------------------------------------------------------------
      Donald Guinn                                               11,019
     -------------------------------------------------------------------------
      Frank Hope, Jr.                                             7,778
     -------------------------------------------------------------------------
      Ignacio Lozano, Jr.                                         5,670
     -------------------------------------------------------------------------
      Walter Massey                                               1,330
     -------------------------------------------------------------------------
      John Richman                                               10,446
     -------------------------------------------------------------------------
      Richard Rosenberg(/3/)                                    361,589
     -------------------------------------------------------------------------
      A. Michael Spence                                           3,237
     -------------------------------------------------------------------------
      Solomon Trujillo                                              509
     -------------------------------------------------------------------------
      OTHER NAMED EXECUTIVE OFFICERS:
     -------------------------------------------------------------------------
      Michael Murray(/3/)                                       354,947
     -------------------------------------------------------------------------
      Michael O'Neill(/3/)                                       81,479
     -------------------------------------------------------------------------
      Thomas Peterson(/3/)                                      116,005
     -------------------------------------------------------------------------
      Martin Stein(/3/)                                         135,982
     -------------------------------------------------------------------------
      ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
       (24 PERSONS)(/5/)                                      1,714,572
     -------------------------------------------------------------------------

                                            (FOOTNOTES ARE LISTED ON NEXT PAGE)

(1) For directors other than Mr. Coulter, included in the amounts listed are each director's restricted stock equivalent units as follows: Mr. Alibrandi--8,015 units; Ms. Barad--2,210 units; Mr. Bedford--3,675 units; Mr. Brimmer--4,148 units; Mr. Clarke--2,500 units; Mr. Crull--7,895 units; Ms. Feldstein--3,447 units; Mr. Guinn--4,628 units; Mr. Hope--4,173 units; Mr. Lozano--4,141 units; Mr. Massey--1,227 units; Mr. Richman--2,618 units; Mr. Rosenberg--130 units; Mr. Spence--3,137 units; Mr. Trujillo-- 409 units. As described on pages 3 and 4 of this Proxy Statement, the value of the restricted stock equivalent units fluctuates with changes in the value of BAC common stock, although the value of the units is paid in cash following retirement.

(2) In addition, Mr. Bedford indirectly owns 2,000 shares of BAC common stock and 2,000 shares of BAC 8.16% Cumulative Preferred Stock, Series L, as to both of which he disclaims beneficial ownership.

(3) Includes BAC common stock shares held by executive officers as follows:
    Mr. Coulter--38,564 shares; Mr. Murray--28,935 shares; Mr. O'Neill--4,000 shares; Mr. Peterson--44,600 shares; Mr. Stein--41,603 shares.

    Includes restricted stock, option shares and dividend equivalent credits (all of which the owner has the right to exercise within sixty days), respectively, held by executive officers as follows: Mr. Coulter--0, 172,668 and 6,664 shares; Mr. Murray--0, 316,081 and 0 shares; Mr. O'Neill--0, 63,299 and 0 shares; Mr. Peterson--0, 66,667 and 2,466 shares; Mr. Stein--0, 83,334 and 8,081 shares.

    Also, includes shares held through the BankAmerica 401(k) Investment Plan and cash equivalent units of BAC common stock held through the BankAmerica Deferred Compensation Plan as follows: Mr. Coulter--101 shares and 0 units; Mr. Rosenberg--399 shares and 0 units; Mr. Murray--9,549 shares and 382 units; Mr. O'Neill--5,198 shares and 9,044 units; Mr. Peterson--868 shares and 1,404 units; Mr. Stein--788 shares and 2,176 units.

(4) In addition, Ms. Feldstein indirectly owns 1,000 shares of BAC common stock, as to which she disclaims beneficial ownership.

(5) As a group, beneficially owns less than 1% of BAC common stock.

Certain Beneficial Owners of BAC Stock

Based on a Schedule 13G filing as of December 31, 1996, FMR Corp. and certain of its affiliates, 82 Devonshire Street, Boston, Massachusetts 02109, reported beneficial ownership of 18,998,921 shares of BAC common stock or 5.29% of shares outstanding. FMR Corp. reported that it had sole power to vote or direct the vote with respect to 1,529,040 of such shares and sole power to dispose or to direct the disposition with respect to 18,998,921 of such shares as of December 31, 1996. FMR Corp. reported no shared voting or investment powers. BAC knows of no other person who beneficially owned more than five percent of any class of BAC's voting securities as of March 1, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires BAC's officers and directors, and persons who own more than ten percent of a registered class of BAC's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish BAC with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, BAC believes that, during 1996, its officers and directors complied with all applicable Section 16 filing requirements.

                    MATTERS TO BE CONSIDERED AT THE MEETING

BOARD PROPOSALS

ITEM NO. 1: Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN THIS
PROPOSAL

The Board of Directors' has nominated the slate of directors set forth below. Each of the nominees currently serves as a director and was elected by the shareholders at the 1996 Annual Meeting. Persons elected at the meeting will hold office until the 1998 Annual Meeting of Shareholders or until earlier retirement, resignation or removal. Two current directors, Andrew Brimmer and Ignacio Lozano, are not standing for re-election in accordance with the Board's retirement policy.

As of February 28, 1997, each nominee owned the number of BAC common shares set forth earlier in the table under "Ownership of BAC Stock"--"Security Ownership of Certain Beneficial Owners"--"Directors and Executive Officers Ownership of BAC Stock." As of that date, no director, nominee, or officer of BAC owned as much as 1% of BAC's outstanding common stock. BAC believes no one person "controls" its management policies, but under Securities and Exchange Commission interpretations one or more of BAC's directors and executive officers could be presumed to be "control" persons.

In the event that any of the board's director nominees becomes unavailable to serve, the board may direct that proxies be voted for the election of persons recommended by the board. The board may also vote to reduce the number of directors to be elected. Certain information concerning the board nominees as of February 28, 1997 follows:

                                       (1) PRINCIPAL OCCUPATION
                                       OF EMPLOYMENT
                                       (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE          AFFILIATION(S)             AGE  SINCE
               --------------          ------------------------   --- --------
[PHOTO OF      JOSEPH ALIBRANDI        (1) Mr. Alibrandi is        68   1992(/1/)
 JOSEPH        Chairman of the Board,  chairman, chief
ALIBRANDI]     Chief Executive Officer executive officer and
               and President           president of Whittaker
               Whittaker Corporation   Corporation, a
                                       manufacturer of
                                       aerospace and
                                       communications products.
                                       He became chairman in
                                       1985, was CEO from 1974
                                       until 1994 and then
                                       resumed that title in
                                       September 1996 at which
                                       time he also was named
                                       president. In 1991, he
                                       assumed the additional
                                       post of chairman of
                                       BioWhittaker, Inc., a
                                       manufacturer of
                                       biotechnology products
                                       and a former subsidiary
                                       of Whittaker
                                       Corporation.
                                       (2) Director of
                                       Burlington Northern
                                       Santa Fe Corporation,
                                       Catellus Development
                                       Corporation and Jacobs
                                       Engineering Group, Inc.

--------
(1) Mr. Alibrandi served as a director of Security Pacific Corporation (SPC) from 1981 until 1992, when he became a BAC director.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILIATION(S)             AGE  SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      JILL BARAD                (1) Ms. Barad is           45    1994
 DAVID A.      President and Chief       president, chief
 COULTER]      Executive Officer         executive officer and a
               Mattel, Inc.              director of Mattel,
                                         Inc., a major
                                         manufacturer and
                                         distributor of toy
                                         products. She assumed
                                         the position of chief
                                         executive officer in
                                         January, 1997 and has
                                         served as president
                                         since 1992. Prior to her
                                         appointment as chief
                                         executive officer she
                                         was the chief operating
                                         officer for Mattel, Inc.
                                         She served as president
                                         of Mattel, USA, from
                                         1990 to 1992.
                                         (2) Director of
                                         Microsoft Corporation.
[PHOTO OF      PETER BEDFORD             (1) Mr. Bedford is the     58    1987
 PETER         Chairman of the Board and chairman of the board
 BEDFORD]      Chief Executive Officer,  and chief executive
               Bedford Property          officer of Bedford
               Investors, Inc.           Property Investors,
                                         Inc., a California-based
                                         real estate investment
                                         trust. He is also the
                                         president of Bedford
                                         Properties Holdings,
                                         Ltd., a California-based
                                         real estate development
                                         and investment firm he
                                         founded in 1962.
                                         (2) Director of Bixby
                                         Ranch Company.
[PHOTO OF      RICHARD CLARKE            (1) Before his             66    1990
 RICHARD       Retired Chairman of the   retirement in 1995, Mr.
 CLARKE]       Board and Chief Executive Clarke served as
               Officer, Pacific Gas      chairman of the board of
               and Electric Company      Pacific Gas and Electric
                                         Company, a San
                                         Francisco-based utility
                                         company. He assumed that
                                         post in 1986 after being
                                         named a director the
                                         prior year. He served as
                                         chief executive officer
                                         of the company from 1986
                                         until 1994.
                                         (2) Director of
                                         Consolidated
                                         Freightways, Inc.,
                                         Pacific Gas and Electric
                                         Company and Potlatch
                                         Corporation.

                                         (1) PRINCIPAL OCCUPATION
                                         OF EMPLOYMENT
                                         (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE            AFFILIATION(S)             AGE   SINCE
               --------------            ------------------------   --- --------
[PHOTO OF      DAVID COULTER             (1) Mr. Coulter became     49    1995
 DAVID         Chairman of the Board,    chief executive officer
 COULTER]      President and Chief       of BAC and the Bank in
               Executive Officer,        January, 1996 and was
               BankAmerica Corporation   named chairman of the
               and Bank of America NT&SA board at the conclusion
                                         of the May, 1996
                                         Shareholder Meeting. He
                                         became president of BAC
                                         and the Bank in August,
                                         1995 and a director in
                                         October, 1995.
                                         Immediately prior to his
                                         appointment as
                                         president, Mr. Coulter
                                         was vice chairman of BAC
                                         and the Bank, and his
                                         responsibilities
                                         encompassed the U.S.
                                         Corporate and
                                         International Banking
                                         Groups, which provide
                                         credit, trade finance,
                                         cash management,
                                         investment banking and
                                         capital-raising
                                         services, capital
                                         markets products, and
                                         financial advisory
                                         services to large
                                         domestic and foreign
                                         institutions.
                                         (2) Director of Pacific
                                         Gas and Electric
                                         Company.
[PHOTO OF      TIMM CRULL                (1) Mr. Crull served as    66  1992(/1/)
 TIM CRULL]    Retired Chairman,         chairman and chief
               Nestle USA, Inc.          executive officer of
                                         Nestle USA, Inc., a
                                         processor of food and
                                         related products, until
                                         1994. He assumed that
                                         post in 1991, after
                                         having served since 1985
                                         as president and chief
                                         executive officer of
                                         Carnation Company, a
                                         Nestle subsidiary.
                                         (2) Director of Dreyer's
                                         Grand Ice Cream, Inc.
                                         and Smart & Final Inc.
[PHOTO OF      KATHLEEN FELDSTEIN        (1) Dr. Feldstein is       56    1987
 KATHLEEN      President,                president of Economics
 FELDSTEIN]    Economics Studies, Inc.   Studies, Inc., a
                                         Massachusetts-based
                                         private consulting firm.
                                         Her newspaper columns on
                                         economic affairs,
                                         written with her
                                         husband, Martin
                                         Feldstein, appear
                                         regularly in newspapers
                                         in the United States and
                                         abroad.
                                         (2) Director of
                                         Consolidated Rail
                                         Corporation and Digital
                                         Equipment Corporation.

--------
(1) Mr. Crull served as a director of SPC from 1984 until 1992, when he became a BAC director.

                                            (1) PRINCIPAL OCCUPATION
                                            OF EMPLOYMENT
                                            (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE               AFFILIATIONS               AGE  SINCE
               --------------               ------------------------   --- --------
[PHOTO OF      DONALD GUINN                 (1) Mr. Guinn was          64    1992(/1/)
 DONALD        Chairman Emeritus,           chairman of the board
 GUINN]        Pacific Telesis Group        and chief executive
                                            officer of Pacific
                                            Telesis Group, a tele-
                                            communications holding
                                            company, before his
                                            retirement in 1988.
                                            (2) Director to The Dial
                                            Corporation.

[PHOTO OF      FRANK HOPE, JR.              (1) Mr. Hope was           66    1992(/2/)
 FRANK         Consulting Architect         chairman of Hope Design
 HOPE, JR.]                                 Group, an architectural
                                            and engineering firm,
                                            until 1993. He joined
                                            that firm in 1955 and
                                            was named chairman in
                                            1964.
[PHOTO OF      WALTER MASSEY                (1) In 1995, Dr. Massey    58    1993
 WALTER        President, Morehouse College became president of
 MASSEY]                                    Morehouse College.
                                            Before joining
                                            Morehouse, he was
                                            provost and senior vice
                                            president, academic
                                            affairs, University of
                                            California since 1993.
                                            He joined the University
                                            of California after
                                            serving for two years as
                                            director of the National
                                            Science Foundation, a
                                            federal agency that
                                            supports research and
                                            education in
                                            mathematics, science and
                                            engineering.
                                            (2) Director of Amoco
                                            Corporation and Motorola
                                            Inc.
[PHOTO OF      JOHN RICHMAN                 (1) Mr. Richman became     69    1994(/3/)
 JOHN          Of Counsel,                  of counsel to the law
 RICHMAN]      Wachtell, Lipton,            firm of Wachtell,
               Rosen & Katz and             Lipton, Rosen & Katz in
               Currently Serving as         1990, after retiring in
               Acting Chairman and          1989 from the management
               Chief Executive Officer      of Philip Morris
               of R.R. Donnelley & Sons     Companies, Inc. and
               Company                      Kraft General Foods,
                                            Inc., a subsidiary of
                                            Philip Morris. He is
                                            also currently serving
                                            as acting chairman and
                                            chief executive officer
                                            of R.R. Donnelley & Sons
                                            Company, where he is
                                            also a director.
                                            (2) Director of Security
                                            Capital Atlantic
                                            Incorporated and USX
                                            Corporation.

--------
(1) Mr. Guinn served as a director of SPC from 1980 until 1992, when he became a BAC director.
(2) Mr. Hope served as a director of SPC from 1978 until 1992, when he became a BAC director.
(3) Mr. Richman served as a director of Continental Bank Corporation from 1980 until 1994, when he became a BAC director.

                                           (1) PRINCIPAL OCCUPATION
                                           OF EMPLOYMENT
                                           (2) OTHER BUSINESS             DIRECTOR
               NAME AND TITLE              AFFILIATION(S)             AGE  SINCE
               --------------              ------------------------   --- --------
[PHOTO OF      RICHARD ROSENBERG           (1) Before his              66   1987
 RICHARD       Retired Chairman of the     retirement in May, 1996,
 ROSENBERG]    Board and Chief Executive   Mr. Rosenberg had served
               Officer, BankAmerica        as chairman of BAC and
               Corporation and Bank of     the Bank since 1990.
               America NT&SA               Effective December 31,
                                           1995, he relinquished
                                           his position as chief
                                           executive officer of BAC
                                           and the Bank, which he
                                           held since 1990. He held
                                           the position of
                                           president of BAC and the
                                           Bank from February, 1990
                                           to April 1992, resumed
                                           that position in
                                           October, 1992, and
                                           relinquished that
                                           position in August,
                                           1995.
                                           (2) Director of Airborne
                                           Freight Corporation, K-2
                                           Incorporated, Northrop
                                           Corporation, Pacific
                                           Telesis Group and
                                           Potlatch Corporation.



[PHOTO OF      A. MICHAEL SPENCE           (1) Dr. Spence became       53   1990
 A. MICHAEL    Dean of the Graduate School dean of the graduate
 SPENCE]       of Business,                school of business at
               Stanford University         Stanford University in
                                           1990. Before joining
                                           Stanford, he was
                                           professor of Economics
                                           and Business
                                           Administration and dean
                                           of the Faculty of Arts
                                           and Sciences at Harvard
                                           University.
                                           (2) Director of General
                                           Mills Company, NIKE,
                                           Inc., Siebel Systems,
                                           Inc., Sun Microsystems
                                           Inc. and VeriFone Corp.

                                            (1) PRINCIPAL
                                            OCCUPATION OF
                                            EMPLOYMENT
                                            (2) OTHER BUSINESS            DIRECTOR
               NAME AND TITLE               AFFILIATION(S)            AGE  SINCE
               --------------               ------------------        --- --------
[PHOTO OF      SOLOMON TRUJILLO             (1) Mr. Trujillo became    45   1996
 SOLOMON       President and Chief          president and chief
 TRUJILLO]     Executive Officer,           executive officer of
               US West Communications Group USWest Communications
                                            Group, a provider of
                                            telecommunications
                                            services, in 1995. He
                                            held the position of
                                            president and chief
                                            executive officer of
                                            USWest Marketing
                                            Resources Group from
                                            1992 to 1995. He served
                                            as vice president and
                                            general manager of the
                                            Small Business Group of
                                            USWest Communications
                                            Group from 1987 until
                                            1992.
                                            (2) Director of Dayton
                                            Hudson Corporation.

ITEM NO. 2: Ratification of Appointment of Ernst & Young LLP as Independent
            Auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


The board has appointed Ernst & Young LLP, Certified Public Accountants, as BAC's independent auditors for 1997. BAC's Auditing and Examining Committee recommended the appointment, which is subject to shareholder ratification. The firm or its predecessors has audited the accounts of BAC since 1970 and has offices in, or convenient to, most of the localities where BAC and its subsidiaries operate. Ernst & Young performed audit services in connection with the examination of the financial statements of BAC and its subsidiaries for the year ended December 31, 1996. In addition, the firm rendered other audit services which included the review of financial statements and related information contained in various registration statements and filings with the SEC and limited reviews of financial statements and related information contained in quarterly reports provided to shareholders and the SEC.

In the event the selection of Ernst & Young as independent auditors is not ratified by the shareholders, the Auditing and Examining Committee will seek other independent auditors. Because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, it is likely the board would allow the appointment to stand for 1997 unless it found other good reason for making a change sooner.

Representatives of Ernst & Young will be present at the Annual Meeting and available to answer appropriate questions.

ITEM NO. 3: Approve an Amendment to BankAmerica Corporation Certificate of
            Incorporation to Increase the Number of Authorized Shares of Common Stock and to Effect a Two-For-One Stock Split of BAC Common Stock

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

(a) Overview

On March 3, 1997, the board approved a proposal to amend BAC's Certificate of Incorporation in order to:

  . Increase the number of shares of common stock which BAC is authorized to issue from 700,000,000 to 1,400,000,000; and

  . Split the common stock of BAC by changing each issued share of common stock into two shares of common stock.

There would be no change in the par value of each share of common stock, which would be $1.5625 both before and after the stock split. If adopted, the amendment and the stock split will be effective at the close of business on June 2, 1997.

The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. The amendment will not affect the number of shares of preferred stock authorized, which is 70,000,000 shares, without par value.

(b) Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

The increase in authorized shares is necessary to enable BAC to issue a number of shares sufficient to effect the split and to reserve a sufficient number to meet all known requirements and to provide flexibility for the future.

The proposed amendment would increase the number of shares of common stock which BAC is authorized to issue from 700,000,000 to 1,400,000,000. The additional 700,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock of BAC are not entitled to preemptive rights or cumulative voting.

As of March 3, 1997, BAC had 387,329,917 shares of common stock issued, of which 33,313,881 were held in the treasury of BAC, and 312,670,083 shares of common stock authorized but unissued, of which approximately 69,022,513 shares were reserved for issuance under the BankAmerica 401(k) Investment Plan, stock compensation plans and Shareholder Investment Plan, and upon exercise of outstanding common stock warrants. If the proposed amendment is adopted, the effect will be to double each of these amounts. Except for the proposed stock split, there are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares.

(c) Purposes and Effects of Proposed Two-For-One Stock Split

    1. General

    The board anticipates that a two-for-one stock split of common stock of BAC will place the market price of the common stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares. BAC will apply to list the additional shares of common stock to be issued with the stock exchanges on which BAC's common stock is currently listed, i.e., the New York Stock Exchange, the Pacific Stock Exchange, the Chicago Stock Exchange and the London Stock Exchange.

    If the proposed amendment is adopted, each common shareholder of record at the close of business on June 2, 1997, would become the record owner of, and entitled to receive a certificate representing, one additional share of common stock for each share of common stock then owned of record by such common shareholder. BAC anticipates that certificates representing additional shares will be mailed on or about June 16, 1997.

    2. Federal Income Tax Consequences

    BAC has been advised by tax counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of common stock under existing United States federal income tax laws. The cost basis for federal tax purposes of each new share and each retained share of common stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split, and the holding period for the additional share issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of common stock.

    However, on February 6, 1997, the Clinton Administration announced a proposal which, if enacted, would require a shareholder who has engaged or engages in multiple purchases of BAC common stock to determine such shareholder's tax basis for any given purchase by using the average cost of all holdings of

    BAC common stock. If the proposal is enacted, the cost basis for tax purposes for each new share and each retained share of common stock immediately after the stock split would be equal to one-half of the average cost per share of all shares of common stock held immediately preceding the stock split. For purposes of determining whether the gain or loss on the sale of common stock is short-term or long-term capital gain, a shareholder would generally be treated as selling or disposing of common stock on a first-in, first-out basis. The proposal would apply to common stock sold 30 days or more after the date of legislative enactment. It is currently uncertain (1) whether the Clinton Administration proposal will be enacted, or (2) if enacted, whether it will be enacted in its current form. In any event, the stock split does not change the amount of federal tax that would otherwise be payable as the result of a sale of a shareholder's investment in BAC common stock.

    The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors.

    3. Brokerage Commissions

    Because the stock split will effectively double the number of shares of common stock representing a shareholder's investment in BAC, the shareholders may have to pay a higher brokerage commission to sell their investment after the stock split. Shareholders may wish to consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

    4. Effects on Compensation Plans

    In accordance with BAC's plans under which stock options and restricted stock are awarded, it will be necessary to make appropriate adjustments to the number of shares covered and, where applicable, the exercise prices. From the effective date of the proposed amendment, shares covered by outstanding stock options will be doubled and the exercise price per share will be divided by two. Shares of restricted stock awarded will be doubled. In addition, for plans under which stock appreciation rights, phantom stock units and similar stock-based awards are made, the number of rights or units covered will also be doubled and, where applicable, the exercise price will be divided by two. Shares reserved for issuance under the BankAmerica 401(k) Investment Plan and stock compensation plans will be doubled.

    If the proposed amendment and the Performance Equity Program described in Item No. 4 are both adopted, adjustments to the shares covered by options awarded under the program and the exercise prices of the options will be made as described in paragraphs (p) and (r) of Item No. 4.

    5. Effects on Rights Agreement

    Under BAC's Rights Agreement dated April 11, 1988, as amended, the proposed stock split would trigger adjustments in order to avoid dilution of the benefits under the Rights Agreement.

    6. Accounting Treatment

    If the proposed amendment is adopted, there will be no change in total shareholders' equity, but BAC's common stock capital account will be increased to reflect the $1.5625 per share par value of the additional shares issued and the additional paid-in capital account will be reduced by a like amount. The number of shares issued and outstanding, reserved for issuance and held in the treasury would double.

(d) Effective Date of Proposed Amendment and Issuance of Shares for Stock
    Split

If the proposed amendment to the Certificate of Incorporation of BAC is adopted by the required vote of shareholders, it will become effective on June 2, 1997, which will become the record date for the determination of the owners of common stock entitled to certificates representing the additional shares.

Please do not destroy your present stock certificates or send them to BAC or the transfer agent. If the proposed amendment is adopted, your certificates will remain valid for the number of shares shown on them, and should be carefully preserved by you. BAC anticipates that the additional shares to which you are entitled will be distributed on or about June 16, 1997 either by delivery of physical certificates through the mail or by book-entry in the records of BAC, a procedure that BAC is currently contemplating. If the additional shares are distributed by book-entry, you will be entitled to receive physical stock certificates upon request.

ITEM NO. 4: Approval of BankAmerica Corporation Performance Equity Program

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

(a) Overview

On February 3, 1997, the board approved the BankAmerica Corporation Performance Equity Program, subject to shareholder approval.

Under the program senior officers will receive stock options, many of which will be premium price options. Unlike options granted under BAC's existing 1992 Management Stock Plan, a premium price option requires BAC's common stock price to increase significantly to a specified threshold level, within a given time frame, before officers will have the right to exercise the option. Furthermore, officers will not realize a significant gain from exercising a premium price option until BAC's stock price increases well above that threshold level.

Because of these factors, creating gain under the program requires a substantially greater increase in BAC's stock price than is necessary to create gain under the 1992 Management Stock Plan.

Although officers will receive only minimal gain under the program for average BAC stock price growth, the program provides significantly greater rewards to officers for achieving well above average stock price growth. The reason is that the number of shares covered by options granted under the program will be significantly greater than the number of shares covered by options currently granted under the 1992 Management Stock Plan due to the higher exercise price for premium price options and the associated greater risk of forfeiture. The program will, therefore, focus officers' attention on increasing shareholder value.

If approved by the shareholders, the program will become effective on May 22, 1997. The board's Executive Personnel and Compensation Committee, which will administer the program, plans to make the initial grant under the program on May 22, 1997. The Committee may not make awards under the program after May 22, 2000.

A detailed description of the program follows.

(b) Program Objectives

The objectives of the program are to:

  . Enhance shareholder value by tying senior officers' long-term incentive compensation to significant increases in BAC's common stock price.

  . Attract key executives of the highest quality by providing opportunities for greater long-term incentive awards and competitive total compensation in relation to BAC's peer bank holding companies.

  . Promote teamwork among executives by establishing common performance goals.

(c) Types of Awards

The program authorizes the following types of awards:

  . Premium price options, which allow senior officers to purchase BAC common stock at exercise prices (1) in the case of the initial grant, significantly above $108.08, the average closing price of BAC common stock for the ten consecutive trading days immediately preceding February 3, 1997 (the date the board approved the program), or (2) in the case of any subsequent grant, above the closing price of a share of BAC common stock on the grant date.

  . Market price options, which allow senior officers to purchase BAC common stock at exercise prices equal to the average of the high and low sales prices of a share of BAC common stock on the grant date.

  . Limited stock appreciation rights, which may be granted in conjunction with premium price options and which become exercisable only upon a "change in control" (as defined in the following paragraph).

(d) Change in Control

Generally, a "change in control" means any of the followings:

  . The acquisition by a third party of 20% or more of the outstanding shares of BAC common stock.

  . A majority of the board ceases to consist of the current board members or their nominees.

  .  BAC shareholders own 70% or less of a newly-merged entity.

  .  A complete liquidation or dissolution of BAC.

(e) Table Illustrating Key Features of Initial Grant of Premium Price Options

The following table illustrates certain key features of the initial grant of premium price options under the program, as described later in paragraphs (h) and (i):

                    INITIAL GRANT OF PREMIUM PRICE OPTIONS

                  AVERAGE
               CLOSING PRICE
                   FOR 10                                               CUTOFF DATE
                TRADING DAYS                                           FOR ACHIEVING
               BEFORE 2/3/97                            EARLIEST DATE   STOCK PRICE
               BOARD APPROVAL               PREMIUM     OPTIONS BECOME    EQUAL TO
 PART OF GRANT      DATE      AWARD DATE EXERCISE PRICE  EXERCISABLE   EXERCISE PRICE
-------------------------------------------------------------------------------------
 First            $108.08      05/22/97       $144        05/22/2000     05/22/2001
-------------------------------------------------------------------------------------
 Second            108.08      05/22/97        162        05/22/2000     05/22/2003
-------------------------------------------------------------------------------------
 Third             108.08      05/22/97        216        05/22/2000     05/22/2005
-------------------------------------------------------------------------------------


(f) Eligible Officers

The following officers are eligible to participate in the program:

  . Officers in the top level of senior management. (There are eight officers at this level, but two of them are leaving the company and will not receive an award under the program.)

  . Officers in the next level of senior management (approximately 45 officers).

  .  Any other senior officers designated by the Committee.

(g) Program Administration

The board's Executive Personnel and Compensation Committee (Committee) will administer the program. The members of the Committee are "non-employee directors" and "outside directors" for purposes of certain governmental regulations. The Committee will have complete discretion to select eligible executives to receive awards under the program. The Committee has sole discretion to make determinations and interpretations with respect to the program and they are binding on all interested parties. However, the board must ratify all awards under the program to BAC's chief executive officer.

(h) Description of Initial Grant

While the Committee has not yet determined the number of options it will grant under the program to senior officers, the program specifies the types of options that will be awarded in the initial grant that the Committee plans to make on May 22, 1997. In the initial grant, the Committee will grant to the officers in the top level of senior management 100% of the grant value of their awards in premium price options. The Committee will grant to the officers in the next level of senior management 50% of the grant value of their awards in market price options and 50% in premium price options. The Committee may also grant limited stock appreciation rights in conjunction with the premium price options initially granted to these officers. Although the program allows the

Committee to grant market price options, the Committee intends to use the 1992 Management Stock Plan to make the initial grant of market price options. (See "Long-Term Incentive Awards--MSP Description, Process and Practice" under the "Report of the Executive Personnel and Compensation Committee" for a description of the 1992 Management Stock Plan.) In anticipation of this use of the 1992 Management Stock Plan, the board was able to reduce the number of shares of BAC common stock that it otherwise would have had to authorize for issuance under the program.

The Committee intends to make an initial grant of options that will have a grant value calculated to deliver three years' worth of competitive long-term compensation. The Committee does not currently intend for officers who receive the initial grant under the program to receive subsequent grants under the program or the 1992 Management Stock Plan during the three-year period after the grant, except to reward promotions. Compared to spreading the grant value over three annual grants, the Committee believes that a single upfront grant provides greater incentive because it allows officers to benefit from appreciation over the current stock price on a larger number of shares.

(i) Description of Premium Price Options to Be Awarded in Initial Grant

    1. Exercise Price

    Under the program, the initial grant of premium price options to each covered officer will be divided into three equal parts based on the grant value of those options as of February 3, 1997 (the date the board approved the program). To determine the grant value, the Committee will use a variation of the Black-Scholes option pricing model, which is discussed earlier under the table captioned "Options/SAR Grants in Last Fiscal Year." With respect to one-third of the grant value, the exercise price will be $144, or 33 1/3% above the $108.08 average closing price of BAC common stock for the ten consecutive trading days immediately preceding February 3, 1997; with respect to another one-third of the grant value, the exercise price will be $162, or 50% above that average closing price; and with respect to the final one-third of the grant value, the exercise price will be $216, or 100% above that average closing price. In each case the exercise price was rounded down to the nearest whole dollar as required by program provisions. If on the grant date (which the Committee plans to be on May 22, 1997) the average of the high and low sales prices of a share of BAC common stock exceeds the exercise price of any premium price option, the option will instead be granted at that average price. As of February 28, 1997, the average of the high and low sales prices of a share of BAC Common Stock was $114.0625.

    2. Exercisability

    Officers will have the right to exercise premium price options only if the BAC common stock price reaches the exercise price and is maintained at or above the exercise price for ten trading days out of twenty consecutive trading days within a specified period. For options with a 33 1/3% price premium, that period is four years from the grant date; for options with a 50% price premium, that period is six years from the grant date; and for options with a 100% price premium, that period is eight years from the grant date. Generally, no premium price option may be exercised within three years of the grant date, except under the limited circumstances described in paragraph 3 below.

    Alternatively, if the premium price options fail to become exercisable within the applicable performance period of four, six or eight years, the Committee may, in its sole discretion, permit all or a portion of the premium price options to become exercisable on or after the last day of the applicable performance period, but only if BAC's total shareholder return over the applicable performance period is at or above the 75th percentile performance level of the companies comprising the Standard & Poor's Financial Index. Over the five-year period from December 31, 1991 through December 31, 1996 BAC's total shareholder return was at the 78th percentile performance level of the companies currently comprising the Standard & Poor's Financial Index.

    3. Change in Control

    The Committee may add provisions to each premium price option award agreement stating that if a change in control occurs prior to the officer's termination of employment, (1) the option will become fully exercisable (with no change in the exercise price) upon the change in control without regard to whether the BAC common stock price reaches the option exercise price by the applicable cutoff date (see paragraph (i) 2 above and the table under paragraph (e) above; (2) the officers may exercise the option within three years of the grant date; and (3) if an officer's employment is terminated following a change in control, the option will expire ten years from the grant date, provided the Committee so specifies in the award agreement.

(j) Market Price Options to be Awarded in Initial Grant

The program provides that market price options awarded in the initial grant will become exercisable in three equal installments on the first, second and third anniversaries of the grant date, provided the officer remains employed by BAC or one of its subsidiaries on the applicable anniversary date.

(k) Expiration of Options Awarded in Initial Grant

Premium price options and market price options generally expire ten years after the grant date, but they will expire sooner if an officer's employment terminates in certain situations described in the following Initial Grant Expiration Table. In addition, a premium price option expires if the BAC common stock price fails to reach the exercise price for the option by the applicable cutoff date, unless BAC's relative total shareholder return is reached (see paragraph (i) 2 above) and the Committee permits all or a portion of the option to become exercisable. Therefore, premium price options could expire even earlier than the time of expiration indicated in the following table.

The Committee may specify in a premium price option award agreement that if a change in control occurs, premium price options will remain effective even if an officer's employment terminates or BAC's stock price fails to reach the exercise prices by the applicable cutoff dates.

The program provisions relating to the early expiration of market price options granted under the program are similar to the provisions in the 1992 Management Stock Plan concerning early expiration of options.

                     INITIAL GRANT OPTION EXPIRATION TABLE

        REASON                WHEN                    WHEN OPTION EXPIRES
    EMPLOYMENT ENDS      EMPLOYMENT ENDS  ---------------------------------------------
                                          PREMIUM PRICE OPTIONS   MARKET PRICE OPTIONS
---------------------------------------------------------------------------------------
  Voluntary            Within 6 months of Date employment ends   Date employment ends
    termination        grant date
        -or-
  Termination with
    cause
                       6 months or more   Date employment        Date employment
                       after grant date   ends(/1/)              ends(/1/)
---------------------------------------------------------------------------------------
  Disability           Within 6 months of Date employment ends   Date employment ends
                       grant date
                       6 months or more   10 years from grant    Date employment
                       after grant date   date                   ends(/1/)
---------------------------------------------------------------------------------------
  Death                Within 6 months of Date of death(/1/)     Date of death(/1/)
                       grant date
                       6 months or more   10 years from grant    3 years from date of
                       after grant date   date                   death
                                                                 (Only options that are
                                                                 already exercisable at
                                                                 death remain
                                                                 effective(/2/))
---------------------------------------------------------------------------------------
  Involuntary          Within 6 months of Date employment ends   Date employment ends
    termination        grant date
    without cause
                       Between 6 months   5 years from date      Date employment
                       and 3 years        employment ends        ends(/1/)
                       after grant date   (Unless BAC stock
                                          price has reached
                                          exercise price, only
                                          pro rata portion
                                          remains
                                          effective(/2/))
                       3 years or more    10 years from grant    Date employment
                       after grant date   date                   ends(/1/)
---------------------------------------------------------------------------------------
  Early retirement     Within 6 months of Date employment ends   Date employment ends
        -or-           grant date
  Normal retirement
                       Between 6 months   5 years from date      3 years from date
                       and 3 years        employment ends        employment ends
                       after grant date   (Unless BAC stock      (On early retirement,
                                          price has reached      only options that are
                                          exercise price, only   already exercisable
                                          pro rata portion       remain effective(/2/))
                                          remains
                                          effective(/2/))
                       3 years or more    10 years from grant    3 years from date
                       after grant date   date                   employment ends
                                                                 (On early retirement,
                                                                 only options that are
                                                                 already exercisable
                                                                 remain effective(/2/))
---------------------------------------------------------------------------------------
  For any reason       After change in    10 years from grant    3 years from date
    after change in    control            date                   employment ends
    control
                                          (If Committee so
                                          specifies in award
                                          agreement)

(1)The Committee may permit all or a part of the options to remain effective for a specified period.
(2) The Committee may permit all or a part of the options that have not become exercisable to remain effective for the period indicated in the table.

(l) Limited Stock Appreciation Rights (LSARs)

The Committee may grant LSARs in conjunction with premium price options. If LSARs are granted, and have not otherwise expired due to the expiration of the related premium price options, officers will be able to exercise the LSARs only upon a change in control to the extent specified by the Committee in the award agreement. The Committee has the discretion to determine when each LSAR granted will expire or be cancelled, provided that (i) no LSAR may have a term longer than would be permitted by applying the rules governing the expiration of the related premium price option, and (ii) each LSAR will terminate no later than the last day of the period of 60 consecutive days which begins on the date of the change in control.

LSARs will have an exercise price equal to the average of the high and low sales prices of a share of BAC common stock on the grant date of the related premium price option.

At lower stock price levels, it is possible that officers could realize significantly less gain upon a change in control with premium price options than with market price options. This difference in gain could affect the impartiality of an officer who holds premium price options in considering a potential business combination. However, officers holding premium price options and LSARs will, upon a change in control, be able to exercise the LSARs and receive a cash payment equal in value to the gain that they would have received had market price options, with a comparable grant value to premium price options, been granted and exercised. Thus, LSARs help to ensure that officers who hold premium price options will be impartial in their consideration of a potential business combination.

The number of LSARs will be based on the ratio of the value of the related premium price options to the value of market price options on the grant date using a variation of the Black-Scholes option pricing model. Because premium price options will have a lower Black-Scholes value than a market price option granted on the same date (due to the higher exercise price and the associated greater risk of forfeiture), LSARs will represent a lesser number of shares than the related premium price options. For example, if a premium price option has a Black-Scholes value of $15 per share and a corresponding market price option has a $30 Black-Scholes value, the officer would receive up to one-half of an LSAR for each premium price option granted.

The exercise of an LSAR results in the cancellation of the related premium price option (and vice versa).

(m) Future Grants

In the case of any awards under the program after the initial grant, the Committee will determine in its sole discretion the mix between premium price options and market price options, the exercise prices of premium price options, the periods of exercisability and the other terms and conditions of any such awards.

(n) Payment of Exercise Price

An officer must pay the full exercise price for market price options and premium price options. An officer may arrange for BAC to sell a portion of the shares covered by the options and have the sale proceeds applied to the exercise price. In addition, the officer may use already-owned shares of BAC common stock as payment of the exercise price.

(o) Transferability of Options

Officers may not transfer the options except under limited circumstances, primarily the following: (1) officers in the top level of senior management may transfer any of their options to their children, grandchildren or spouses or to trusts for the benefit of any of these family members; and (2) the Committee may permit an officer to designate beneficiaries to whom options may be transferred in the event of the officer's death.

(p) Adjustments to Prevent Dilution or Enlargement of Benefits (Stock Splits, Etc.)

If a stock split, recapitalization, merger or other corporate event occurs that affects BAC common stock, the Committee will, if determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits under the program, adjust (1) the number and type of shares of BAC common stock which are subject to outstanding awards or which may thereafter be made the subject of awards, (2) the grant, purchase or exercise price with respect to any award, (3) the periods for attaining the exercise prices, and
(4) the relative total shareholder return performance requirements that the Committee may use as an alternative means of allowing premium price options to become exercisable in the event the exercise prices are not attained. If the amendment to BAC's Certificate of Incorporation is approved and the two-for-one stock split of BAC common stock is effected, as described earlier in Item No. 3, the number of shares covered by any options granted under the program prior to the stock split will be doubled and the exercise prices of the options will be divided by two.

(q) Program Amendments

The board, upon the recommendation of the Committee, may amend, suspend or terminate the program at any time so long as the officers' rights under the program with respect to any award previously made are not adversely affected in a material respect.

(r) Authorized Shares

The board has authorized up to 5,700,000 shares of common stock to be issued under the program. Market price options issued under the 1992 Management Stock Plan in connection with awards under the program will not be counted against this number. If an option is cancelled, terminates, expires or lapses (except due to failure of a premium price option to become exercisable because of the failure of the BAC common stock price to reach the applicable exercise prices and the failure to obtain the target relative total shareholder return), any shares covered by that option will again be available for issuance under the program.

The maximum number of shares of BAC common stock underlying options and limited stock appreciation rights that may be awarded under the program to any single officer during any calendar year is 1,000,000.

If the amendment to BAC's Certificate of Incorporation is approved and the two-for-one stock split of BAC common stock is effected, as described earlier in Item No. 3, the number of shares indicated in the preceding two paragraphs will be doubled.

(s) Tax Deductibility

BAC believes that compensation received by officers in the exercise of options and limited stock appreciation rights granted under the program will be considered performance-based compensation and will not be subject to the $1,000,000 limit on the tax deductibility of compensation under Section 162(m) of the Internal Revenue Code. (See "Policy on Deductibility of Compensation" under the "Report of the Executive Personnel and Compensation Committee.")

(t) Federal Income Tax Consequences Under the Program

    1. Premium Price Options and Market Price Options

    When the Committee grants a premium price option or a market price option, the officer recognizes no taxable income and BAC can claim no tax deduction. When the officer exercises a premium price option or a market price option, the officer recognizes ordinary income to the extent of the difference between the exercise price and the fair market value of BAC common stock at exercise. BAC can claim a deduction for the same amount at such time. Any appreciation or depreciation in the stock between exercise of an option and sale of the stock is short-term or long-term capital gain or loss depending on whether the shares have been held more than one year. BAC cannot deduct any appreciation in the stock after exercise.

    2. Limited Stock Appreciation Rights (LSARs)

    The cash or the fair market value of BAC common stock received on exercise of an LSAR is taxed to the officer at ordinary income rates. BAC can claim a deduction in the same amount at such time. Any appreciation or depreciation in stock after exercise is short-term or long-term capital gain or loss depending on whether the shares have been held more than one year. BAC cannot deduct any appreciation in the stock after it is issued pursuant to exercise of an LSAR.

  3. Payments Upon a Change in Control

  Paragraph (d) above describes the events which constitute a change in control. In any such event, an officer's options and limited stock appreciation rights (LSARs) may become immediately exercisable. Further, in any such event, the amount equal to the value of the options at such time, and all or a portion of the amounts paid upon exercise of LSARs, may be treated as "parachute payments" under tax rules contained in the Internal Revenue Code. The events that can trigger this treatment are similar but not identical to the events that will cause the options and LSARs to be exercisable. These amounts will be treated as parachute payments if the amounts, when combined with the value of all other amounts that are paid or accelerated as a result of the change in control, equal or exceed a threshold amount equal to 300% of the officer's average annual compensation over the five preceding years. In such case, the excess of the parachute payments over the officer's average annual compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The amount subject to the excise tax may be reduced, however, if the officer establishes that payments include compensation for personal services rendered after the date of the change in control. To the extent payments are subject to the excise tax, BAC will not be entitled to a deduction.

(u) Copy of Official Program Document

You may obtain a copy of the full text of the official program document from BAC's Corporate Secretary's Office at the following address:

  BankAmerica Corporation
  Corporate Secretary's Office #13018
  Bank of America Center
  555 California Street
  San Francisco, CA 94104

ITEM NO. 5: Shareholder Proposal Concerning Cumulative Voting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

"Resolved: That the shareholder of BankAmerica Corporation, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors, which means that each shareholder shall be entitled to as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and the shareholder may cast all of the accumulated votes for a single candidate, or for any two or more of them as the shareholder may see fit."

PROPONENT'S STATEMENT

The shareholder proponent submitted the following statement in support of the proposal:

  "The National Bank Act provides for cumulative voting; however, holding companies, such as BankAmerica which is incorporated in Delaware, have escaped it.

  "BankAmerica, and many banks acquired by it, had cumulative voting. It is the proponent's opinion that the shareholders of these entities were not compensated for the loss of these voting rights.

  "The use of cumulative voting was present in the 1996 annual meeting of Professional Bancorp where shareholders owning significant shares were able to elect their nominees over the incumbents; however, the former directors, because of their ownership, were able to elect some representatives of their choice.

  "A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which shows increasing recognition of the importance of the democratic means of electing directors.

  "In view of the large number of shares being allocated to management and employees, it is essential that voting rights be proportionate. Also, it appears that fewer acquisitions are being made by holding companies as the market prices of shares have increased significantly denying shareholders a meaningful premium. The proponent believes that enhanced voting rights could be an attraction to shareholders seeking the best offer.

  "Many successful corporations have cumulative voting. For example, Pennzoil which defeated Texaco in most famous litigation. Ingersoll-Rand also has cumulative voting and was recognized by FORTUNE magazine as second in its industry as "America's Most Admired Corporations' and by the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels.' During 1994, 1995 and 1996, it increased its dividend greater than BankAmerica.

  "Lockheed-Martin and VWR Corporation now have provisions that if any entity acquires 40% of their shares, cumulative voting applies for all shareholders. American Premier adopted cumulative voting rights in 1995.

  "Allegheny Power System's board tried to take away cumulative voting and put in a staggered system for electing directors. Its shareholders defeated these proposals which confirms shareholders are interested in their voting rights.

  "If you agree, please mark your proxy "FOR'; if disagreeing, mark "AGAINST'. NOTE: PROXIES NOT MARKED WILL BE VOTED FOR THIS RESOLUTION."

BOARD OF DIRECTORS RESPONSE TO SHAREHOLDER PROPOSAL

Cumulative voting for the election of directors has been proposed at past BAC annual meetings and has been defeated each time by a substantial majority of the votes cast by BAC shareholders. The Board of Directors continues to believe that BAC's current method of electing directors is superior to cumulative voting. Presently, directors at BAC (and at many other large public corporations) are elected by plurality of shares represented and voting at an annual meeting. Shareholders, who are entitled to one vote per share, may cast their votes in favor of, or withhold their votes from, each director nominee. Director candidates are nominated by the Board's Nominating Committee, consisting entirely of independent directors, and approved by the board, a majority of whose members are independent directors. This is the fairest method for selecting directors who will represent all shareholders equally. Cumulative voting, on the other hand, would permit relatively small groups of shareholders to elect directors to represent their special interests or points of view. Special interest directors tend to look after their own special interests and not work together with other board members for the maximum benefit of all shareholders. Cumulative voting introduces the possibility of partisanship among board members, which would likely impair the members' ability to work together as a team in support of the best interests of all shareholders.

The board believes that each director should feel a responsibility to represent all shareholders and not just a special constituency of shareholders with their related special interests. Accordingly, your Board of Directors believes cumulative voting in the election of directors is not in the best interests of BAC and therefore recommends a vote against the proposal.

The board recommends a vote against this proposal for the reasons set forth above. Contrary to the proponent's statement above and as stated in the enclosed proxy card, if you do not vote by marking your proxy, your proxy will be voted "against" this proposal as recommended by the board of directors.

ITEM NO. 6: Shareholder Proposal Concerning Directors' Compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

"The shareholders of BankAmerica Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 1998 BankAmerica Corporation fiscal year, all members of the Board of Director's total compensation will be solely in shares of BankAmerica Corporation common stock each year. No other compensation of any kind will be paid. Including, the elimination of retirement benefits to directors, excluding existing contracts with directors."

PROPONENT'S STATEMENT

The shareholder proponent submitted the following statement in support of the proposal:

  "For many years the Rossi family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

  "A few corporations have seen the wisdom in paying directors solely in stock. Most notably, Scott Paper (now Kimberly Clark) and Travelers. Ownership in the company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes.

  "The directors would receive shares each year. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way it is done now, where directors receive the same compensation for good or bad performance."

BOARD OF DIRECTORS RESPONSE TO SHAREHOLDER PROPOSAL

The BAC board shares the proponent's belief in the importance of equity-based compensation for directors and believes that directors should have a financial stake in the company. BAC has taken actions over the last several years to place more emphasis on equity-based compensation for its directors. The board believes that these actions have sufficiently strengthened the link between directors' and shareholders' interest in BAC. It is, however, the board's opinion that equity-based compensation should not be the sole form of compensation of board members. Rather, the board believes a fair and competitive total compensation package for directors combines stock-related compensation and a certain amount of cash compensation at the option of each board member. (See "Director Remuneration, Stock Ownership Guidelines, Retirement and Attendance"--"Director Remuneration" earlier.) This philosophy is reflected in BAC's Deferred Compensation Plan for Directors which requires non-officer directors to defer at least 50%, and at their option up to 100%, of their annual retainer in the form of restricted stock equivalent units, which is generally payable only upon retirement. Amounts deferred are converted into restricted stock equivalent units on the basis of the fair market value of BAC common stock at the time of the deferral. The value of these stock equivalent units fluctuates with changes in the market price of BAC common stock.

The resolution proposes "the elimination of retirement benefits to directors, excluding existing contracts with directors" of BAC. The board has already voluntarily eliminated the Retirement Plan for Non-officer Directors (Retirement Plan). In early 1996 the board eliminated the Retirement Plan in a manner consistent with the board's goal of continuing to align director compensation more closely with shareholder interests. At that time all active non-officer directors who had accrued benefits under the Retirement Plan converted the present value of these benefits into restricted stock equivalent units under BAC's Deferred Compensation Plan for Directors. In early 1995 the board adopted a BAC stock ownership guideline for non-officer directors of three times the annual retainer, to be achieved within five years of joining the board (for existing directors, five years from the date of adoption). The guideline may be met with either or both BAC common shares or restricted stock equivalent units under the Deferred Compensation Plan for Directors. All but one of the current non-officer directors have already met the BAC stock ownership guideline for non-officer directors, based on BAC's closing stock price of $113.75 per share on February 28, 1997.

The board believes the existing director compensation structure offers directors the flexibility to balance stock-related and cash compensation in a manner compatible with their individual financial circumstances. Further, BAC seeks to have diverse representation on its board. The board believes that eliminating all cash compensation to non-officer directors could discourage or prevent highly qualified individuals from serving on the BAC board in the future and, therefore, would not be in BAC's best interests.

The board recommends a vote against this proposal for the reasons set forth above.

                       PROXIES AND VOTING AT THE MEETING

General Voting Information

Except as to Item No. 1 and Item No. 3, under BAC's Certificate of Incorporation and By-laws, the affirmative vote of a simple majority of the shares present or represented by proxy is required to approve any matter. Abstentions are counted in determining the total number of votes present (or represented). While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes present (or represented). With respect to Item No. 1 (Election of Directors), shareholders can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Shares that are withheld and broker non-votes will have no effect on the outcome of the election of directors because they will be elected by a plurality of the shares voted for directors. In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of common stock present or represented at the meeting and entitled to vote. Approval of Item No. 3 (Approve an Amendment to BankAmerica Corporation's Certificate of Incorporation) requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of BAC. Abstentions and broker non-votes have the same effect as votes against this proposal. Shareholders of record owning shares of BAC common stock on March 24, 1997, at 5:00 p.m. (Pacific Time) are entitled to vote at the 1997 Annual Meeting. As of February 28, 1997, BAC had 353,996,701 common shares outstanding and entitled to vote. A report of the votes on matters considered at the meeting will be included in BAC's quarterly report on Form 10-Q for the second quarter of 1997.

Vote of Proxies

The board recommends a vote "FOR" Item Nos. 1, 2, 3 and 4 and "AGAINST" Item Nos. 5 and 6, as discussed earlier.

A proxy in the accompanying form which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy authorized by telephone and not revoked will be voted in accordance with the shareholder's instructions. If you return a properly signed and dated proxy card but do not mark any choices on any item, your shares will be voted in accordance with the recommendations of the Board of Directors as to such item, except as described later for certain participants in the BankAmerica 401(k) Investment Plan. Similarly, if you use the telephone procedures for granting proxies to vote your shares but do not make a choice on any item, your shares will be voted in accordance with the recommendations of the board as to such item. The proxy card and use of the telephone authorization procedures give authority to the proxies to vote your shares in their discretion on any other matter that may be presented at the meeting. Your proxy also governs the voting of shares held for your account under BAC's Shareholder Investment Plan.

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED. ALTERNATIVELY, IF YOU ARE A SHAREHOLDER OF RECORD IN THE U.S., USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE PROXY CARD TO AUTHORIZE THE PROXYHOLDERS TO VOTE YOUR SHARES.

Revocability of Proxies

You may revoke the board-solicited proxy before its exercise by written notice of revocation or by a later proxy (in either case authorized using the telephone procedures for granting proxies or delivered by mail at the address listed on page 1), or by attending the meeting and voting by ballot.

Telephone Procedures for Granting Proxies

Shareholders of record may authorize the proxyholders to vote their shares via toll-free telephone call procedures in the U.S. or by mailing their signed proxy card. The telephone procedures for granting proxies are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. BAC has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in authorizing the proxyholders to vote his or her shares via telephone are set forth on the enclosed proxy card. Telephone procedures for granting proxies are not available to shareholders who own shares in "street name" through a broker and in certain limited instances as described below for participants in the BankAmerica 401(k) Investment Plan.

Voting and the BankAmerica 401(k) Investment Plan

The proxy card or use of the telephone procedures for granting proxies serves as a voting instruction to the trustee of the BankAmerica 401(k) Investment Plan for participants in the plan having shares of BAC common stock allocated to their accounts in the plan. If the plan shares are held in the same names as shares held directly by a shareholder, the proxy card represents the combined total of plan shares and shares held directly for the individual. Plan participants who wish to have their plan shares voted differently than their shares held directly must do so by so stating on the proxy card and may not then use the telephone voting procedures for granting proxies for any BAC shares that they own. The trustee of the plan will only vote those plan shares for which voting instructions are received. To protect the confidentiality of individual ballot selections of such plan participants, the transfer agent will tabulate these ballot selections and then report the results only in the aggregate to the plan trustees and BAC, respectively. Plan participants having questions regarding the voting of their plan shares should contact Business Retirement Programs, Unit #9260, 315 Montgomery Street, Mezzanine Level, San Francisco, California 94104.

Confidential Voting

BAC has instituted use of a single proxy card for all shareholder voting. To protect the confidentiality of employee votes under the BankAmerica 401(k) Investment Plan, BAC has directed its stock transfer agent to restrict BAC's access to proxy cards, ballots and certain records for the granting of proxies by telephone and to report voting results only in the aggregate. These directions apply in all circumstances with respect to employee votes and voting instructions. With respect to non-employee shareholders, the directions also apply except in cases of proxy contests, tender offers and other change of control situations.

BAC By-Laws for Prior Notice of Shareholder Business

Shareholders of record of BAC common stock wishing to bring business from the floor of the 1997 Annual Meeting for a vote of the shareholders, must do so in accordance with BAC's By-laws. The By-laws provide that only a shareholder of record is entitled to bring business from the floor of the meeting and the shareholder must give BAC's Corporate Secretary 30 to 60 days' prior notice of any business the shareholder wishes to bring before the 1997 Annual Meeting for a vote. The earliest date for receipt of notice was March 23, 1997, and the last day for receipt of notice is April 22, 1997. The address for mailing is listed on page 1. The notice must give the following information with respect to any business the shareholder wishes to bring before the meeting: (1) the name and address of the shareholder proposing the business, as they appear on BAC's stock records; (2) the class and number of shares of BAC stock the shareholder owns; and (3) any material interest of the shareholder in the business. If you wish to bring shareholder business before the BAC 1997 Annual Meeting, please obtain a copy of BAC's By-laws from the Corporate Secretary and familiarize yourself with the shareholder business requirements.

In 1997 BAC amended its By-law provisions for shareholder business raised from the floor of the Annual Meeting. Thus, shareholders of record of BAC common stock wishing to bring business from the floor of the 1998 Annual Meeting and future shareholder meetings for a vote of the shareholders, must do so in accordance with BAC's amended By-laws. The Amended By-laws provide that only a shareholder of record is entitled to bring business from the floor of the meeting and the shareholder must give BAC's Corporate Secretary 90 to 120 days' prior notice of the business to be brought before an Annual Meeting for a vote. The address for mailing is listed on page 1. The notice must include the following information with respect to any business the shareholder wishes to bring before a shareholder meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on BAC's books, of the shareholder proposing such business; (3) the class and number of shares of BAC's stock which are owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. If you wish to bring shareholder business before the 1998 Annual Meeting and future shareholder meetings, please obtain a copy of BAC's Amended By-laws from the Corporate Secretary and familiarize yourself with the shareholder business requirements.

The BAC By-law requirements, including time periods for advance notice, for business to be presented for a vote at a shareholder meeting are in addition to the requirements and time periods specified in the Securities and Exchange Commission rules for a shareholder to have a proposal included in the board's proxy statement.

                                 OTHER MATTERS

OTHER BUSINESS FOR MEETING

By signing the enclosed proxy card or by using the telephone procedures for granting proxies you are conferring the authority to vote upon the persons indicated on the card. This authority includes discretionary authority to vote your shares in accordance with the proxyholders' judgment with respect to all matters which properly come before the meeting in addition to the scheduled items of business. The board intends to instruct its proxyholders to vote in accordance with the recommendations of the Board of Directors.

In addition to the shareholder proposals submitted for and included in this proxy statement, a shareholder has notified BAC's Corporate Secretary of his intent to raise three proposals for consideration from the floor of the Annual Meeting. These proposals relate to (1) calling for an investigation of whether BAC's net profits were manipulated by misusing reserve accounts, (2) stopping the deterioration of BAC's dividend yield, and (3) sending quarterly reports to shareholders. Assuming the proposals are proper items of business for shareholder action, they would be eligible to be voted upon at the meeting. The persons named in the proxy card intend to vote the proxies, with respect to any other matters, (1) with discretionary authority, and (2) in accordance with their best judgment. The board will instruct the proxyholders to vote "AGAINST" the three shareholder proposals discussed in this paragraph if presented at the meeting.

As of the printing of this notice of annual meeting of shareholders and proxy statement, the Board of Directors knows of no matters to be presented for action at the meeting other than items listed on the proxy card and the three shareholder proposals discussed in the above paragraph.

PROXY SOLICITATION

BAC is paying the cost of proxy solicitation. In addition, BAC has retained D.F. King & Co., Inc., to help solicit proxies at an estimated cost of $15,000, plus out-of-pocket expenses. BAC reimburses banks, brokers and other nominees for their customary expenses incurred in connection with the forwarding of such materials. In addition, BAC may request that proxies be solicited, without additional compensation, by directors, officers and other regular employees of BAC and its subsidiaries by telephone, telegraph or in person.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

BAC will provide, without charge, a copy of the BankAmerica Corporation Annual Report on Form 10-K for the year ended December 31, 1996, (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to: Bank of America, Corporate Public Relations #13124, P.O. Box 37000, San Francisco, California 94137. The exhibits to the 10-K are available upon payment of charges which approximate BAC's cost of reproduction. BAC has provided a copy of its 1996 Annual Report to Shareholders to each person whose proxy is being solicited.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 MEETING

Proposals of shareholders for next year's Proxy Statement must be received on or before November 24, 1997. Proposals should be mailed to BankAmerica Corporation at the address listed on page 1.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the meeting. Please vote as soon as possible whether or not you plan to attend the meeting. Kindly mark, sign, date and return the accompanying proxy card in the envelope provided, or alternatively, if you are a shareholder of record, use the toll-free telephone procedures set forth on the proxy card to authorize the proxyholders to vote your shares. Using the telephone to grant a proxy reduces the company's expense in soliciting proxies.

Dated: March 24, 1997

                                          By Order of the Board of Directors


                                          /s/ Cheryl Sorokin
                                          ----------------------------------
                                          Cheryl Sorokin
                                          Executive Vice President and
                                           Secretary

                                  APPENDIX A

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of the Corporation is amended by deleting the current Section I of Article FOURTH thereof, and substituting the following:

    "FOURTH. I. The Corporation may issue 1,470,000,000 shares of capital stock, including 70,000,000 preferred shares, without par value, and 1,400,000,000 common shares, par value $1.5625 per share. Except as otherwise expressly provided by this Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of a series of preferred stock, stock of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation at the time entitled to vote.

    Each share of common stock of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the close of business on June 2, 1997, that being the time when the amendment of this Article FOURTH of the Certificate of Incorporation shall have become effective, shall be subdivided and changed and converted into two fully paid and nonassessable shares of common stock, par value $1.5625 per share, of the Corporation, and at the close of business on such date, each holder of record of common stock shall, without further action, be and become the holder of one additional share of common stock for each share of common stock held of record immediately prior thereto. Effective at the close of business on such date, each certificate representing shares of common stock outstanding or held in treasury immediately prior to such time shall continue to represent the same number of shares of common stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of common stock at the close of business on such date an additional certificate or certificates representing one additional share of common stock for each share of common stock held of record immediately prior thereto."

                                                NOTICE TO SHAREHOLDERS

                                                Information Online--
                                                Shareholders are invited to
                                                keep current on BAC online via
                                                the Internet. Visit BAC's home
                                                page on the World Wide Web
                                                http://www.bankamerica.com
                                                to view the latest information
                                                about the corporation and its
                                                products and services, or
                                                apply for a loan or credit
                                                card. Corporate disclosure
                                                documents filed with the
                                                Securities and Exchange
                                                Commission by BAC and other
                                                companies can be obtained from
                                                the SEC's home page on the
                                                World Wide Web
                                                http://www.sec.gov.
                                                Shareholders can reach the
                                                corporation's transfer agent
                                                and registrar through
                                                http://www.cms.com.
                                                Electronic voting is not
                                                available at this time.


                                      LOGO

                           Printed on Recycled Paper

                            BANKAMERICA CORPORATION

                         PROXY/VOTING INSTRUCTION CARD

  I appoint David Coulter, James Roethe and Cheryl Sorokin, individually and together, proxies with full power of substitution, to vote all of my BankAmerica Corporation common stock at the Annual Meeting of Shareholders to be held at the Sheraton Grande Hotel Los Angeles, 333 South Figueroa Street, Los Angeles, California, on Thursday, May 22, 1997, at 2:00 p.m. (Pacific
Time) and at any adjournment of postponement of the meeting. In the absence of instructions from me my proxies will vote in accordance with the Directors' recommendations on the reverse side of this card. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.

  This card also provides voting instructions to the trustee of the BankAmerica 401(k) Investment Plan (Plan) for participants with shares allocated to their accounts. The trustee will only vote those Plan shares for which voting instructions are received. Employee participants in the Plan may authorize a proxy to vote your shares by telephone as described on the reverse side of this proxy card unless they wish to provide different voting instructions for the Plan shares versus shares held directly. Your directions to vote shares held in the Plan will be kept confidential.

  YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. ALTERNATIVELY, IF YOU ARE A SHAREHOLDER OF RECORD, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE BAC'S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------

                                      LOGO

  As part of our efforts to reduce costs and conserve resources, we have attempted to streamline the mailing of our Annual Report so that only one copy will be received by each shareholder household. You will continue to receive separate proxy statements and cards for each account. Please note that if you also have accounts with a broker or financial institution you will continue to receive an Annual Report and proxy materials for such accounts.

  Recycled paper is used for all the materials you received with this package, including the envelopes.
                                                       Printed on recycled paper

-------------------------------------------------------------------------------
                                                                        [X]
                                                                    Please mark
                                                                    your votes
                                                                     like this

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 and AGAINST 5 and 6

1. Election of directors - Nominees

01 Joseph Alibrandi      02 Jill Barad                       Withhold    For all
03 Peter Bedford         04 Richard Clarke           For     For All     Except
05 David Coulter         06 Timm Crull
07 Kathleen Feldstein    08 Donald Guinn             [_]       [_]         [_]
09 Frank Hope, Jr.       10 Walter Massey
11 John Richman          12 Richard Rosenberg
13 A. Michael Spence     14 Solomon Trujillo

-------------------------------
Except Nominee(s) written above

2. Ratification of appointment of Ernst & Young LLP as independent auditors

                         For       Against       Abstain
                         [_]         [_]           [_]

3. Approve an amendment to BAC's certificate of incorporation to increase the number of authorized shares of common stock and to effect a two-for-one stock split of BAC common stock

                         For       Against       Abstain
                         [_]         [_]           [_]

4. Approve the BAC performance equity program

                         For       Against       Abstain
                         [_]         [_]           [_]

5. Act on a shareholder proposal concerning cumulative voting

                         For       Against       Abstain
                         [_]         [_]           [_]

6. Act on a shareholder proposal concerning directors' compensation

                         For       Against       Abstain
                         [_]         [_]           [_]

        I/We plan to attend the annual meeting in Los Angeles;
        please send ticket (admits 2)                      [_]

Signature_________________ Signature___________________  Date ________________
Please sign exactly as name(s) appear(s) hereon. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign. Date and promptly return this card in the envelope provided.
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                           . FOLD AND DETACH HERE .

________________________________________________________________________________
 ***YOU WILL REDUCE BAC'S EXPENSE IF YOU AUTHORIZE A PROXY TO VOTE YOUR SHARES
                                BY TELEPHONE***
 ***IF YOU WISH TO AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE, PLEASE
                        READ THE INSTRUCTIONS BELOW***
________________________________________________________________________________

YOUR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER
             AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

Have your proxy card in hand. Decide how you wish your shares to be voted.
 . On a Touch Tone Telephone call Toll-Free 1-888-776-5662 24 hours per day--7 days a week.
 . You will be asked to enter a Control Number.

You will hear these instructions:
________________________________________________________________________________
OPTION #1  To grant a proxy to vote as the Board of Directors recommends on ALL proposals, press 1 now. If you wish to grant a proxy to vote on each proposal separately, press 0 now.
________________________________________________________________________________

   WHEN YOU PRESS 1, YOUR PROXY WILL BE CONFIRMED AND YOUR VOTE CAST AS YOU
                                   DIRECTED.
________________________________________________________________________________
OPTION #2  If you selected to grant a proxy to vote on each proposal separately, you will hear these instructions
________________________________________________________________________________
  Proposal 1:  To grant a proxy to vote FOR ALL nominees, press 1; to grant a proxy to WITHHOLD AUTHORITY TO VOTE FOR ALL nominees, press 9; To grant a proxy to WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

               To grant a proxy to withhold authority to vote for individual nominees please enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Once you have completed entries for all Directors for which you wish to withhold authority, press 0.

  Proposal 2:  You may make your selection any time: To grant a proxy to vote
               For, press 1; Against, press 9; Abstain, press 0.

The instructions are the same for all remaining proposal(s). IF NO SELECTION IS MADE, YOU AUTHORIZE YOUR SHARES TO BE CAST AS THE BOARD OF DIRECTORS RECOMMENDS.

   YOUR VOTE SELECTION WILL BE REPEATED AND YOU WILL HAVE AN OPPORTUNITY TO
                                  CONFIRM IT.
________________________________________________________________________________
 IF YOU AUTHORIZE A PROXY BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK
                               YOUR PROXY CARD.
                             THANK YOU FOR VOTING!
________________________________________________________________________________